                                                                    EXHIBIT 10.1


================================================================================

                                  $100,000,000

                       364-DAY REVOLVING CREDIT FACILITY

                                CREDIT AGREEMENT


                            DATED AS OF JUNE 6, 1996

                                     AMONG

                           DELL COMPUTER CORPORATION

                                  AS BORROWER,


                             THE BANKS NAMED HEREIN

                                   AS BANKS,


                                 CITIBANK, N.A.

                            AS ADMINISTRATIVE AGENT,

                                      AND

                                 CHEMICAL BANK,

                                  AS CO-AGENT





                      CITICORP SECURITIES, INC., ARRANGER



================================================================================

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
                                                        ARTICLE I

                                             DEFINITIONS AND ACCOUNTING TERMS

         1.01.  Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.02.  Computation of Time Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         1.03.  Accounting Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                                        ARTICLE II

                                            AMOUNTS AND TERMS OF THE ADVANCES

         2.01.  The Revolving Credit Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         2.02.  The Competitive Bid Advances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         2.03.  The Swing Line Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         2.04.  Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         2.05.  Terminations and Reductions of the Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         2.06.  Repayment of Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         2.07.  Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         2.08.  Additional Interest on Eurodollar Rate
                 Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         2.09.  Interest Rate Determination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         2.10.  Prepayments of Revolving Credit Advances and
                 Swing Line Advances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         2.11.  Payments and Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         2.12.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         2.13.  Sharing of Payments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         2.14.  Optional Conversion of Revolving Credit
                 Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         2.15.  Extension of Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                                                       ARTICLE III

                                                   MAKING THE ADVANCES

         3.01.  Making the Revolving Credit Advances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         3.02.  Making the Competitive Bid Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         3.03.  Making the Swing Line Advances, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         3.04.  Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         3.05.  Illegality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         3.06.  Right to Replace Affected Person or Lender   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         3.07.  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

                                                        ARTICLE IV

                                                  CONDITIONS OF LENDING

         4.01.  Conditions Precedent to Initial Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

         4.02.  Conditions Precedent to Each Revolving Credit Borrowing and Swing Line Borrowing   . . . . . . . . . .  55
         4.03.  Conditions Precedent to Each Competitive Bid Borrowing   . . . . . . . . . . . . . . . . . . . . . . .  55
         4.04.  Conditions Precedent to Extension of Termination Date  . . . . . . . . . . . . . . . . . . . . . . . .  56

                                                        ARTICLE V

                                              REPRESENTATIONS AND WARRANTIES

         5.01.  Representations and Warranties of the Borrower   . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

                                                        ARTICLE VI

                                                COVENANTS OF THE BORROWER

         6.01.  Affirmative Covenants.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         6.02.  Negative Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         6.03.  Financial Covenants.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

                                                       ARTICLE VII

                                                    EVENTS OF DEFAULT

         7.01.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

                                                       ARTICLE VIII

                                                THE ADMINISTRATIVE AGENT

         8.01.  Authorization and Action   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         8.02.  Reliance, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         8.03.  Agents and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         8.04.  Lender Credit Decision   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         8.05.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         8.06.  Successor Administrative Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

                                                        ARTICLE IX

                                                      MISCELLANEOUS

         9.01.  Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         9.02.  Notices, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         9.03.  No Waiver; Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         9.04.  Costs and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         9.05.  Right of Set-off   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         9.06.  Binding Effect   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         9.07.  Assignments and Participations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         9.08.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         9.09.  Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         9.10.  Jurisdiction, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         9.11.  WAIVER OF JURY TRIAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         9.12.  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84

SCHEDULES
- ---------

Schedule I       -        List of Applicable Lending Offices
Schedule II      -        Existing Liens


EXHIBITS
- --------

Exhibit A-1      -        Form of Revolving Credit Note
Exhibit A-2      -        Form of Competitive Bid Note
Exhibit B-1      -        Notice of Revolving Credit Borrowing
Exhibit B-2      -        Notice of Competitive Bid Borrowing
Exhibit C-1      -        Form of Assignment and Acceptance
Exhibit C-2      -        Form of Assumption Agreement
Exhibit D        -        Form of Opinion of Counsel to the Borrower
Exhibit E        -        Form of Opinion of Special New York
                            Counsel to the Administrative Agent

                                CREDIT AGREEMENT
                            Dated as of June 6, 1996

                 DELL COMPUTER CORPORATION, a Delaware corporation (the "Borrower"), the banks listed on the signature pages hereof under the heading "Banks" (the "Banks"), CITIBANK, N.A. ("Citibank"), as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent"), CHEMICAL BANK ("Chemical"), as co-agent for such Lenders (in such capacity, the "Co-Agent"), and CITICORP SECURITIES, INC., as Arranger (in such capacity, the "Arranger").

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                 SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

                 "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent at its office at 1 Court Square, Long Island City, New York, New York 11120, Account No. 36852248,
Attention: John Makrinos (or his/her successor), or such other account maintained by the Administrative Agent as may be designated by the Administrative Agent in a written notice to the Lenders and the Borrower.

                 "Advances" means, collectively, the Revolving Credit Advances, the Swing Line Advances, and the Competitive Bid Advances.

                 "Affected Person" has the meaning specified in Sections 2.12(i), 3.04(c) and 3.05.

                 "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a partner, member, director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or





                         Dell Computer Credit Agreement
to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                 "Agreement Value" means, with respect to any Hedge Agreement at any date of determination, the amount, if any, that would be payable to any counterparty thereunder in respect of the "agreement value" under such Hedge Agreement if such Hedge Agreement were terminated on such date, calculated as provided in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition.

                 "Annual Audited Financial Statements" means the annual Consolidated financial statements of the Borrower, including all notes thereto, which statements shall include a balance sheet and a statement of stockholders' equity as of the end of the relevant fiscal year and an income statement and a statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GAAP and accompanied by an unqualified report and opinion of independent certified public accountants with an accounting firm of national standing and reputation, which shall state that such financial statements, in the opinion of such accountants, present fairly, in all material respects, the Consolidated financial position of the Borrower and its Subsidiaries as of the date thereof and the results of its operations and cash flows for the period covered thereby in conformity with GAAP, consistently applied.

                 "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

                 "Applicable Margin" means, as of any date, with respect to any Eurodollar Rate Advance, a percentage per annum equal to the applicable percentage per annum for the applicable Debt/Credit Rating and Liquidity Rating for such date (which in the case of the Liquidity Rating shall be established by the compliance certificate delivered pursuant to Section 4.01(a)(vi) or 6.01(i)(viii), as the case may be), set forth below in Column A; provided, however, that, if on any date the aggregate outstanding principal amount of all Advances exceeds an amount equal to 50% of the aggregate Commitments, the Applicable Margin





                         Dell Computer Credit Agreement
on such date with respect to any such Eurodollar Rate Advance shall be the applicable percentage per annum for the Debt/Credit Rating and Liquidity Rating set forth below under Column B:



===================================================================================================================================
                                                                 Applicable Margin (p.a.)
                                  -------------------------------------------------------------------------------------------------
                                  Liquidity Rating 1               Liquidity Rating 2                Liquidity Rating 3
                                  --------- ------ -               --------- ------ -                --------- ------ -
    Debt/Credit Rating
      S & P/Moody's               Column A  Column B               Column A  Column B                Column A  Column B
        -----------               ------ -  ------ -               ------ -  ------ -                ------ -  ------ -
- -----------------------------------------------------------------------------------------------------------------------------------
          Level 1                   .225%     .25%                   .275%     .30%                     .35%   .375%
          ----- -
         BBB-/Baa3
         or higher
- -----------------------------------------------------------------------------------------------------------------------------------
          Level 2                  .3125%     .375%                  .375%   .4375%                     .5625%  .625%
          ----- -
        BB+ or BB/
        Ba1 or Ba2
- -----------------------------------------------------------------------------------------------------------------------------------
          Level 3                   .6875%   .75%                     .875%    1.0%                     1.0%   1.25%
          ----- -
         Less than
          Level 2
===================================================================================================================================

Any change in the Applicable Margin shall become effective on such date of the receipt of such compliance certificate by the Administrative Agent.


                 "Applicable Facility Fee Percentage" means, as of any date, the applicable percentage per annum set forth below based upon the Debt/Credit Rating and Liquidity Rating in effect on such date (which in the case of the Liquidity Rating shall be established by the compliance certificate delivered pursuant to Section 4.01(a)(vi) or 6.01(i)(viii), as the case may be):


                         Dell Computer Credit Agreement

================================================================================
                                      Facility Fee (percent p.a.)
       Debt/Credit           ---------------------------------------------------
         Rating              Liquidity          Liquidity          Liquidity
       S&P/Moody's           Rating 1           Rating 2           Rating 3
================================================================================
         Level 1               .07%               .085%              .10%
         ----- -
      BBB-/Baa3 or
         higher
- --------------------------------------------------------------------------------
         Level 2               .10%               .125%             .1875%
         ----- -
       BB+ or BB/
       Ba1 or Ba2
- --------------------------------------------------------------------------------
         Level 3               .20%               .275%              .325%
         ----- -
    Less than Level 2
================================================================================

Any change in the Applicable Facility Fee Percentage shall become effective on such date of the receipt of such compliance certificate by the Administrative Agent.

                 "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee accepted by the Administrative Agent in accordance with Section 9.07(d), in substantially the form of Exhibit C-1.

                 "Assuming Lender" has the meaning specified in Section 2.15.

                 "Assumption Agreement" means an assumption agreement entered into between a Non-Consenting Lender and an Assuming Lender, accepted by the Administrative Agent and the Borrower pursuant to Section 2.15, in substantially the form of Exhibit C-2.

                 "Arranger" has the meaning specified in the recital of parties to this Agreement.

                 "Banks" has the meaning specified in the recital of parties to this Agreement.

                 "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:


                         Dell Computer Credit Agreement

                 (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                 (b)  0.50% per annum above the Federal Funds Rate; and

                 (c) the sum (adjusted to the nearest 1/16 of one percent or, if there is no nearest 1/16 of one percent, to the next higher 1/16 of one percent) of (i) 0.50% per annum plus (ii) the rate obtained by dividing (x) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money center banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank by (y) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment rate payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States.

Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

                 "Base Rate Advance" means a Revolving Credit Advance or a Swing Line Advance, as the case may be, that in accordance with





                         Dell Computer Credit Agreement

Section 3.01, Section 3.03 or Section 2.14, bears interest as provided in
Section 2.07(a)(i).

                 "Base Rate Swing Line Advance" has the meaning specified in
Section 3.03(b).

                 "Borrower" has the meaning specified in the recital of parties to this Agreement.

                 "Borrower's Account" means the account of the Borrower maintained with Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 40574121, or such other account as may be maintained by the Borrower with Citibank in New York, New York and designated by the Borrower in a written notice to the Administrative Agent.

                 "Borrowing" means a Revolving Credit Borrowing, a Swing Line Borrowing or a Competitive Bid Borrowing.

                 "Business Day" means a day on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                 "Capitalization" means the sum of (i) debt of the Borrower and its Subsidiaries, determined in accordance with GAAP, plus (ii) the par value (or value stated on the books of the Borrower) of the issued and outstanding capital stock of all classes of the Borrower, plus (or minus in the case of a surplus deficit) (iii) the amount of the Consolidated surplus, whether capital or earned, of the Borrower and its Subsidiaries, adjusted to exclude the excess of (x) the cost of post-retirement benefits other than pensions recognized on an accrual basis over (y) the cost which would have been recognized on a cash basis.

                 "Cash Days" means, for any fiscal quarter of any fiscal year of the Borrower, with respect to the Borrower, the number equal to:

                 (a) the quotient obtained by dividing (i) the total amount of accounts receivable as of the end of such fiscal quarter, as shown on the Borrower's Consolidated balance sheet as of the end of such fiscal quarter, by (ii) the quotient obtained by dividing the total amount of revenues for such fiscal quarter, as shown on the Borrower's Consolidated statement of operations for such fiscal quarter, by 90; plus





                         Dell Computer Credit Agreement

                 (b) the quotient obtained by dividing (i) the total amount of inventory on hand as of the end of such fiscal quarter, as shown on the Borrower's Consolidated balance sheet as of the end of such fiscal quarter, by (ii) the quotient obtained by dividing the total cost of goods sold for such fiscal quarter, as shown on the Borrower's Consolidated statement of operations for such fiscal quarter, by 90; minus

                 (c) the quotient obtained by dividing (i) the total amount of accounts payable as of the end of such fiscal quarter, as shown on the Borrower's Consolidated balance sheet as of the end of such fiscal quarter, by (ii) the quotient obtained by dividing the total cost of goods sold for such fiscal quarter, as shown on the Borrower's Consolidated statement of operations for such fiscal quarter, by 90.

                 "Change in Control" means:

                        (i) any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than Mr. Michael Dell or his "affiliates" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing not less than 30% of the combined voting power of all Voting Stock of the Borrower; or

                      (ii ) during any period of up to 24 consecutive months, commencing on the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower (together with any new director whose election by the board of directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason (other than solely as a result of (a) death or disability or (b) voluntary retirement of any individual in the ordinary course and not for reasons related to an actual or proposed change in control of the Borrower) to constitute a majority of the board of directors of the Borrower; or





                         Dell Computer Credit Agreement

                 (iii) any Person or two or more Persons acting in concert (excluding Mr. Michael Dell and his "affiliates" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended)) have acquired the power to exercise, directly or indirectly, effective control for any purpose over Voting Stock of the Borrower (or other securities convertible into such securities) representing not less than 30% of the combined voting power of all Voting Stock of the Borrower.

                 "Citibank" has the meaning specified in the recital of parties to this Agreement.

                 "Co-Agent" has the meaning specified in the recital of parties to this Agreement.

                 "Commitment" means, as to any Lender, (i) the amount set forth opposite its name on the signature pages hereof or (ii) if such Lender has entered into one or more Assignments and Acceptances, the amount set forth for such Lender in the Register, in each case as the same may be reduced pursuant to Section 2.05.

                 "Competitive Bid Advance" means a loan by a Lender to the Borrower as part of a Competitive Bid Borrowing resulting from the auction bidding procedure described in Section 3.02.

                 "Competitive Bid Advance Reduction" has the meaning specified in Section 2.01.

                 "Competitive Bid Borrowing" means a borrowing from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 3.02.

                 "Competitive Bid Note" means a promissory note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender.

                 "Confidential Information" means information that the Borrower or any of its Subsidiaries or Affiliates furnishes to the Administrative Agent or any Lender on a confidential basis by informing the recipient that such information is confidential or marking such information as such, but does not include any such





                         Dell Computer Credit Agreement
information that (i) is or becomes generally available to the public or (ii) is or becomes available to such Person or Persons from a source other than the Borrower or any of its Subsidiaries, unless such Person has actual knowledge that (a) such source is bound by a confidentiality agreement or (b) such information has been previously furnished to such Person on a confidential basis.

                 "Consent Date" has the meaning specified in Section 2.15(a).

                 "Consenting Lender" has the meaning specified in Section
2.15(b).

                 "Consolidated" refers to the consolidation of accounts of the Borrower and its Subsidiaries in accordance with GAAP.

                 "Consolidated EBIT" means the sum of the following on a Consolidated basis: (i) net earnings of the Borrower and its Subsidiaries before extraordinary items, plus (ii) income taxes, plus (iii) Gross Interest Expense.

                 "Conversion", "Convert" and "Converted" each refer to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.14.

                 "Corporate Credit Rating" means, as of any date, the highest corporate credit rating that has been most recently announced by either S&P or Moody's, as the case may be, with respect to the Borrower.

                 "Debt/Credit Rating" means a Public Debt Rating or, if no such rating is available from either S&P or Moody's, a Corporate Credit Rating. For purposes of the foregoing:

                 (a) if no Public Debt Rating and, for a period of 60 consecutive days, no Corporate Credit Rating shall be available from either S&P or Moody's, the Applicable Margin and the Applicable Facility Fee Percentage will be set in accordance with Level 3 under the definition of "Applicable Margin" or "Applicable Facility Fee Percentage", as the case may be;

                 (b) if only one of S&P and Moody's shall have in effect a Debt/Credit Rating, the Applicable Margin and the Applicable Facility Fee Percentage shall be determined by reference to the available rating;





                         Dell Computer Credit Agreement

                 (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin and the Applicable Facility Fee Percentage shall be based upon the higher rating, provided that if the lower ratings fall more than one level below the higher rating, then the Applicable Margin and the Applicable Facility Fee Percentage shall be based on the rating set forth in the level under the definition of "Applicable Margin" or "Applicable Facility Fee Percentage" immediately above the level for such lower ratings; and

                 (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change.

                 "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                 "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Administrative Agent.

                 "Effective Date" means the date on which the conditions precedent set forth in Section 4.01 are satisfied.

                 "Eligible Assignee" means:

                        (i)  a Lender and any Affiliate of such Lender;

                       (ii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000;

                      (iii) a savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000;

                       (iv) a commercial bank organized under the laws of any other country which is a member of the OECD or a political subdivision of any such country, and having total assets in excess of $500,000,000;


                         Dell Computer Credit Agreement

                        (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $100,000,000; and

                        (vi) any other Person (other than the Borrower or an Affiliate of the Borrower) approved by the Borrower and the Administrative Agent provided that no such approval by the Borrower shall be required while a Default has occurred and is continuing.

                 "Environmental Action" means any administrative, regulatory or judicial suit, demand, demand letter, claim, notice of non-compliance or violation, consent order or consent agreement relating in any way to any violation of or liability under any Environmental Law or any Environmental Permit, including without limitation (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law, (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment and (c) any notice by any governmental or regulatory authority alleging that the Borrower or any of its Subsidiaries is or may be responsible for, or is a potentially responsible party with respect to, any cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law.

                 "Environmental Law" means any federal, state or local governmental law, rule, regulation, order, writ, judgment, injunction or decree relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of Hazardous Materials, including, without limitation, Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act and the Federal Insecticide, Fungicide and Rodenticide Act, in each case, as amended from time to time.





                         Dell Computer Credit Agreement

                 "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                 "ERISA Affiliate" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

                 "ERISA Event" with respect to any Person means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived pursuant to regulations under Section 4043 of ERISA and excluding a reportable event under Section 4043(b)(7) of ERISA; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan pursuant to Section 4041(c) of ERISA as a distress termination; (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the satisfaction of the conditions set forth in Sections 302(f)(1)(A) and (B) of ERISA to the creation of a lien upon property or rights to property of such Person or any ERISA Affiliate for failure to make a required payment to a Plan; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to
Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to
Section 4042 of ERISA, or the occurrence of any event or condition described in
Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                 "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.





                         Dell Computer Credit Agreement

                 "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Administrative Agent.

                 "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the arithmetic average (rounded upward to the nearest 1/16 of one percent) of the rates per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09.

                 "Eurodollar Rate Advance" means a Revolving Credit Advance that, in accordance with Section 3.01 or Section 2.14, bears interest as provided in Section 2.07(a)(ii).

                 "Eurodollar Rate Reserve Percentage" means, with respect to any Lender for any Interest Period for any Eurodollar Rate Advance made by such Lender, the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.





                         Dell Computer Credit Agreement

                 "Events of Default" has the meaning specified in Section 7.01.

                 "Existing Credit Agreements" means, collectively, (a) the Committed Credit Line Agreement, dated as of June 8, 1995, by and between the Borrower, certain of its Subsidiaries and Chemical Bank, (b) the Committed Credit Line Agreement, dated as of June 8, 1995, by and between the Borrower, certain of its Subsidiaries and Barclays Bank, PLC, (c) the Committed Credit Line Agreement, dated as of June 8, 1995, by and between the Borrower, certain of its Subsidiaries and Credit Lyonnais New York Branch, (d) the Committed Credit Line Agreement, dated as of June 8, 1995, by and between the Borrower, certain of its Subsidiaries and First Interstate Bank of Texas, N.A., (e) the Committed Credit Line Agreement, dated as of June 8, 1995, by and between the Borrower, certain of its Subsidiaries and NationsBank of Texas, N.A., (f) the Committed Credit Line Agreement, dated as of June 8, 1995, by and between the Borrower, certain of its Subsidiaries and Royal Bank of Canada, (g) the Committed Credit Line Agreement, dated as of September 8, 1995, by and between the Borrower, certain of its Subsidiaries and Bank of Tokyo, Ltd. and (h) the Committed Credit Line Agreement, dated as of September 8, 1995, by and between the Borrower, certain of its Subsidiaries and Sanwa Bank Limited, each of which agreements establishes a committed credit line in the maximum principal amount of $25,000,000.

                 "Extension Date" has the meaning specified in Section 2.15(b).

                 "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                 "Fixed Rate Advances" has the meaning specified in Section 3.02(a).

                 "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time,





                         Dell Computer Credit Agreement
except that, with respect to the determination of compliance by the Borrower with the covenants set forth in Sections 6.03(a) and (b), "GAAP" shall mean such principles in the United States of America as in effect as of the date of, and used in, the preparation of the audited financial statements of the Borrower referred to in Section 5.01(b).

                 "Gross Interest Expense" means total gross interest expense determined on a Consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP.

                 "Hazardous Materials" means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, and radon gas, (b) any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

                 "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

                 "Indebtedness" means, with respect to any Person (without duplication):

                 (a)  all indebtedness of such Person for borrowed money;

                 (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business but only if and for so long as the same remain payable on customary trade terms);

                 (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

                 (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or the





                         Dell Computer Credit Agreement
         lender under such agreement in the event of default are limited to repossession or sale of such Property);

                 (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases;

                 (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit (excluding trade payables to the extent excluded from clause
         (b) above);

                 (g) all obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof;

                 (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock, valued at the greater of (i) its voluntary or involuntary liquidation preference and (ii) the aggregate amount payable therefor upon purchase, redemption, defeasance or payment therefor;

                 (i)  all Indebtedness of other Persons referred to in clauses
         (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) Property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner to invest in, the debtor (including any agreement to pay for Property or services irrespective of whether such property or assets are received or such services are rendered) or (iv) otherwise to assure a creditor against loss; and

                 (j) all Indebtedness referred to in clause (a) through (i) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.





                         Dell Computer Credit Agreement

                 "Indemnified Party" has the meaning specified in Section
9.04(b).

                 "Insufficiency" means, with respect to any Plan at any time, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                 "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing and for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurodollar Rate Advance or such LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to any such Eurodollar Rate Advance, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, in each case as the Borrower may, upon notice received by the Administrative Agent in accordance with the applicable provisions of Sections 3.01(a) and 3.02(a), as the case may be, select; provided, however, that:

                 (i) the Borrower may not select any Interest Period which ends after the Termination Date;

                 (ii) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing and for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

                 (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                 (iv) whenever the first day of an Interest Period occurs on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate





                         Dell Computer Credit Agreement
         subsequent calendar month), such Interest Period shall end on the last Business Day of the appropriate subsequent calendar month.

                 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                 "Lenders" means, collectively, the Banks listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 9.07.

                 "LIBO Rate" means, for any Interest Period for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to the arithmetic average (rounded upward to the nearest 1/16 of one percent) of the rates per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be the Reference Banks' pro rata share of such Competitive Bid Borrowing if such Borrowing were a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period. The LIBO Rate for any Interest Period for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09.

                 "LIBO Rate Advances" has the meaning specified in Section 3.02(a).

                 "Lien" means, with respect to any Property, any lien, mortgage, security interest, collateral assignment or other encumbrance or restriction of any kind, including, without limitation, the lien or retained security title of a conditional vendor or lessor arising out of the acquisition or agreement to acquire such Property under any conditional sale agreement, lease, sale and leaseback arrangement or other similar title retention agreement.

                 "Liquidity Rating" means, as of any date, a rating of Liquidity Rating 1, Liquidity Rating 2 or Liquidity Rating 3 for





                         Dell Computer Credit Agreement
such date, which rating shall be based upon the number of Cash Days in the fiscal quarter ending on or immediately prior to such date.

                 "Liquidity Rating 1" means, for any date, that the number of Cash Days occurring in the fiscal quarter ending on or immediately prior to such date is less than 30.

                 "Liquidity Rating 2" means, for any date, that the number of Cash Days occurring in the fiscal quarter ending on or immediately prior to such date is equal to or greater than 30 but less than 45.

                 "Liquidity Rating 3" means, for any date, that the number of Cash Days occurring in the fiscal quarter ending on or immediately prior to such date is equal to or greater than 45.

                 "Mandatorily Redeemable Stock" means, at any date of determination, with respect to any Person, any shares of capital stock of (or other similar ownership interest in) such Person or any other Person that, at such date, (i) are redeemable, payable or required to be purchased or otherwise retired or extinguished, or are convertible into any Indebtedness or other liability of such Person, whether mandatorily or at the option of the holder thereof (except if an event must occur to cause or permit the holder thereof to require redemption or repurchase of such capital stock (or such other ownership interest) and such event has not occurred at such date), prior to the then scheduled Termination Date or (ii) are convertible into any shares of capital stock (or other similar ownership interest) of the types referred to in clause
(i) above.

                 "Material Adverse Effect" means a material adverse effect on
(a) the business, condition (financial or otherwise), operations, Property or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the legality, binding nature, validity or enforceability of this Agreement or any Note or (c) the ability of the Borrower to perform its obligations under this Agreement and the Notes.

                 "Material Subsidiary" means any Subsidiary of the Borrower having (i) at least 5% of the total Consolidated assets of the Borrower and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Borrower) or (ii) at least 5% of the Consolidated revenues of the Borrower and its Subsidiaries for the fiscal year of the Borrower then most recently ended.





                         Dell Computer Credit Agreement

                 "Moody's" means Moody's Investors Service, Inc., or any successor to its business.

                 "Multiemployer Plan" of any Person means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                 "Multiple Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates has or would have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                 "Net Debt" means, at any time, for the Borrower and its Subsidiaries on a Consolidated basis, the excess (if any) of (i) the aggregate outstanding principal amount of debt thereof, determined in accordance with GAAP, plus the aggregate outstanding face amount of the Investor Certificates (as defined in the Pooling and Servicing Agreement referred to in the definition of "Receivables Financing") issued pursuant to the Receivables Financing, over (ii) the aggregate amount of cash and Permitted Investments.

                 "Non-Consenting Lender" has the meaning specified in Section 2.15(a).

                 "Note" means a Revolving Credit Note or a Competitive Bid
Note.

                 "Notice of Competitive Bid Borrowing" has the meaning specified in Section 3.02(a).

                 "Notice of Revolving Credit Borrowing" has the meaning specified in Section 3.01(a).

                 "Notice of Swing Line Borrowing" has the meaning specified in
Section 3.03(a).

                 "OECD" means the Organization for Economic Cooperation and Development.





                         Dell Computer Credit Agreement

                 "Other Taxes" has the meaning specified in Section 2.12(b).

                 "PBGC" means the Pension Benefit Guaranty Corporation or any successor.

                 "Permitted Investments" means, for purposes of the definition of "Net Debt", (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest thereby, in either case maturing not more than 13 months from the date of computation, (b) certificates of deposit issued by, and repurchase and reverse repurchase agreements with, any Lender and any bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits of at least $500,000,000 and whose unsecured, unguaranteed long-term senior debt obligations are rated investment grade by S&P and by Moody's, maturing in not more than 13 months from the date of computation, and (c) commercial paper rated investment grade by S&P and Moody's and maturing not more than 13 months from the date of computation.

                 "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced (or, if such a proceeding has been commenced, such proceeding is being contested in good faith by appropriate proceedings and enforcement of any Lien has been and is stayed):

                 (a) Liens for taxes, assessments and governmental changes and Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens, statutory landlord's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue or which are being contested in good faith and by appropriate legal proceedings diligently conducted, provided that adequate reserves or other appropriate provisions, if any, are maintained with respect thereto, as are required by GAAP,

                 (b) (1) pledges or deposits in connection with obligations under workers' compensation, unemployment insurance and other social security legislation laws or similar legislation, (2) deposits securing liability to insurance carriers under insurance or self-insurance arrangements and (3) bank offset rights arising by operation of law,





                         Dell Computer Credit Agreement

                 (c) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in each case in the ordinary course of business, and

                 (d) easements, encroachments, covenants, rights of way, and other similar encumbrances incurred in the ordinary course of business, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of the property subject thereto or materially interfere with the use of such property for the purpose for which it is held by the owner thereof.

                 "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, or other entity, or a government or any political subdivision or agency thereof.

                 "Plan" means a shall mean an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA or a Multiple Employer Plan.

                 "Property" or "Properties" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                 "Public Debt Rating" means, as of any date, the rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of long-term senior unsecured debt issued by the Borrower.

                 "Purchase Money Lien" means any Lien on Property, real or personal, acquired or constructed by the Borrower or any Subsidiary of the Borrower after January 28, 1996:

                   (i)  to secure the purchase price of such Property;

                  (ii) that was existing on such Property at the time of acquisition thereof by the Borrower or such Subsidiary and assumed in connection with such acquisition;

                 (iii) to secure Indebtedness otherwise incurred to finance the acquisition or construction of such Property





                         Dell Computer Credit Agreement

         (including, without limitation, Indebtedness incurred to finance the cost of acquisition or construction of such Property within 24 months after such acquisition or the completion of such construction); or

                  (iv) to secure any Indebtedness incurred in connection with any extension, refunding or refinancing of Indebtedness (whether or not secured and including Indebtedness under this Agreement) incurred, maintained or assumed in connection with, or otherwise related to, the acquisition or construction of such Property;

provided in each case that (1) such Liens do not extend to or cover or otherwise encumber any Property other than Property acquired or constructed by the Borrower and its Subsidiaries after January 28, 1996, (2) such Liens do not cover current assets of the Borrower or any of its Subsidiaries other than current assets that relate solely to other Property subject to such Lien and
(3) the principal amount of the Indebtedness secured by such Lien does not exceed the aggregate cost to the Borrower to acquire or construct the Property subject to such Lien.

                 "Quoted Rate Swing Line Advance" has the meaning specified in
Section 3.03(b).

                 "Receivables Financing" means the accounts receivable purchase program established and evidenced by (a) that certain Receivables Purchase Agreement, dated as of November 21, 1995, between Dell Marketing L.P., a Texas limited partnership and a wholly-owned Subsidiary of the Borrower, as Seller, and Dell Receivables L.P., a Texas limited partnership and a wholly-owned Subsidiary of the Borrower ("Dell Receivables"), as Purchaser, (b) that certain Receivables Purchase Agreement, dated as of November 21, 1995, between Dell Direct Sales L.P., a Texas limited partnership and a wholly-owned Subsidiary of the Borrower, as Seller, and Dell Receivables, as Purchaser, (c) that certain Pooling and Servicing Agreement, dated as of November 21, 1995, among Dell Receivables, as Transferor, Dell USA L.P., a Texas limited partnership and a wholly-owned Subsidiary of the Borrower, as Servicer, and Norwest Bank Minnesota, National Association, as Trustee, and the supplements thereto, and
(d) the other documents related to and entered into in connection with the foregoing.

                 "Reference Banks" means Citibank, The Chase Manhattan Bank (National Association) and Barclays Bank plc.





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                                      -24-


                 "Register" has the meaning specified in Section 9.07(c).

                 "Required Lenders" means at any time Lenders holding at least 51% of the then aggregate unpaid principal amount of the Revolving Credit Advances or, if no such principal amount is then outstanding, Lenders having at least 51% of the aggregate amount of the Commitments.

                 "Revolving Credit Advance" means an Advance by a Lender to the Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of Revolving Credit Advance.

                 "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

                 "Revolving Credit Note" means a promissory note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

                 "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor to its business.

                 "Subsidiary" of any Person means any corporation, partnership, joint venture, or any other type of business entity of which more than 50% of the issued and outstanding capital stock, partnership interests, or other indicia of equity rights issued by such business entity is at the time directly or indirectly owned or controlled by such Person.

                 "Swing Line Advance" means an Advance made by a Swing Line Bank or a Lender pursuant to Section 3.03.

                 "Swing Line Bank" means each of Citibank and Chemical or, as to any Swing Line Bank, such other Lender as shall, with the consent of such Swing Line Bank, the Administrative Agent and the Borrower, have assumed the obligations of such Swing Line Bank with respect to any or all of such Swing Line Bank's Swing Line Advances (and its ability to make Swing Line Advances) hereunder.

                 "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by a Swing Line Bank.





                         Dell Computer Credit Agreement

                 "Swing Line Facility" means, as to any Swing Line Bank, an aggregate amount not to exceed $10,000,000 at any time outstanding and, as to all Swing Line Banks collectively, an aggregate amount not to exceed $20,000,000 at any time outstanding.

                 "Swing Line Advance Rate" has the meaning specified in Section 3.03.

                 "Swing Line Advance Reduction" has the meaning specified in
Section 2.01.

                 "Taxes" has the meaning specified in Section 2.12(a).

                 "Termination Date" means the earlier of (a) June 5, 1997, subject to extension with respect to each Consenting Lender pursuant to Section 2.15, and (b) the date of termination in whole of the Commitments pursuant to
Section 2.05 or 7.01.

                 "Type" has the meaning specified in the definition of "Revolving Credit Advance."

                 "Unused Commitments" means, at any time, the aggregate amount of the Commitments then unused and outstanding after giving effect to the Competitive Bid Advance Reduction and the Swing Line Advance Reduction.

                 "Voting Stock" means capital stock issued by a corporation or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.

                 "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA.

                 "Withdrawal Liability" has the meaning specified in Part 1 of Subtitle E of Title IV of ERISA.

                 SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding".





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                                      -26-

                 SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.


                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

                 SECTION 2.01.  The Revolving Credit Advances.

                 (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of (i) the aggregate amount of Competitive Bid Advances then outstanding and (ii) the aggregate amount of Swing Line Advances then outstanding, and such deemed uses of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments (such deemed uses of the aggregate amount of the Commitments with respect to (a) Competitive Bid Advances being a "Competitive Bid Advance Reduction" and (b) Swing Line Advances being a "Swing Line Advance Reduction").

                 (b) Each Revolving Credit Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment (and subject to the proviso in Section 2.01(a)), the Borrower may from time to time borrow, repay pursuant to Section 2.06 or prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

                 SECTION 2.02. The Competitive Bid Advances. (a) Each Lender severally agrees that the Borrower may request Competitive Bid Borrowings from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth in Section 3.02, provided that, following the making of each Competitive Bid Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed for purposes of this Section





                         Dell Computer Credit Agreement

2.02(a) without regard to any Competitive Bid Advance Reduction or any Swing Line Advance Reduction).

                 (b)  Within the limits and on the conditions set forth in this
Section 2.02, the Borrower may from time to time borrow under this Section 2.02, repay pursuant to subsection (c) below, and reborrow under this Section 2.02, provided that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing. The Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance.

                 (c) The Borrower shall repay the principal amount of each Competitive Bid Advance in accordance with Section 2.06(b).

                 (d) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to Section 3.02, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to Section 3.02, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. All computations of interest payable in respect of any Competitive Bid Advance shall be made on the basis of a year of 360 days and the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

                 (e) The indebtedness of the Borrower resulting from each Competitive Bid Advance made to the Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Advance.

                 SECTION 2.03. The Swing Line Advances. The Borrower may request each Swing Line Bank to make, and each Swing Line Bank may from time to time, in its sole discretion, make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the date 20 days before the Termination Date (a) in an aggregate amount not to exceed at any time outstanding the lesser of (i) the Swing Line Facility and (ii) the Unused Commitments on such Business Day. Each Swing





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                                      -28-

Line Borrowing shall be in an amount of $500,000 or an integral multiple of $100,000 in excess thereof and shall bear interest at the Base Rate or at the Swing Line Advance Rate for such Advance as provided in Section 3.03. Within the limits of the Swing Line Facility and the Unused Commitments, the Borrower may borrow under this Section 2.03, repay pursuant to Section 2.06 or prepay pursuant to Section 2.10 and reborrow under this Section 2.03.

                 SECTION 2.04. Fees. (a) Facility Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee on the average daily amount (whether used or unused) of such Lender's Commitment (computed without regard to any Competitive Bid Advance Reduction or any Swing Line Advance Reduction) from the date of this Agreement (in the case of each Bank), and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender (in the case of each other Lender), until the Termination Date, payable in arrears on the last Business Day of each calendar quarter during the term of such Lender's Commitment, and on the Termination Date, at a rate per annum equal to the Applicable Facility Fee Percentage in effect from time to time.

                 (b) Competitive Bid Advance Fee. The Borrower agrees to pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent in respect of each Competitive Bid Borrowing.

                 (c) Administrative Agent's Fees. The Borrower agrees to pay to the Administrative Agent for its account such fees as from time to time may be agreed between the Borrower and the Administrative Agent.

                 SECTION 2.05.  Terminations and Reductions of the Commitments.

                 (i) The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the aggregate Unused Commitments of the Lenders, provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding, and provided further that each partial reduction shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.





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
                                      -29-

                 (ii) The Commitments shall automatically terminate on the date of any Change in Control.

                 SECTION 2.06. Repayment of Advances. (a) Revolving Credit Advances.

                 (i) On the Termination Date, subject to clause (ii) below, the Borrower shall repay to the Administrative Agent for the account of each Lender the principal amount of each Revolving Credit Advance made by such Lender.

                 (ii) On the date three Business Days after the date of the occurrence of a Change in Control, the Borrower shall prepay to the Administrative Agent for the account of each Lender the principal amount of each Revolving Credit Advance made by such Lender, together with interest accrued thereon to the date of prepayment.

                 (iii) On any day on which the aggregate outstanding principal amount of the Advances exceeds the aggregate amount of the Commitments, the Borrower shall immediately prepay to the Administrative Agent for the account of each Lender the principal amount of the Advances in an aggregate amount equal to the amount of such excess, together with interest accrued thereon to the date of prepayment.

                 (b) Competitive Bid Advances. On the earlier of (i) the maturity date therefor, if such Competitive Bid Advance is a Fixed Rate Advance, or the last day of the Interest Period therefor if such Competitive Bid Advance is a LIBO Rate Advance (in each case as specified by the Borrower in the related Notice of Competitive Bid Borrowing delivered pursuant to
Section 3.02, if applicable, and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), and (ii) the Termination Date, the Borrower shall repay to the Administrative Agent for the account of each Lender which has made a Competitive Bid Advance, or each other holder of a Competitive Bid Note, the then unpaid principal amount of such Competitive Bid Advance.

                 (c) Swing Line Advances. On the earlier of (i) the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity date shall be no later than the seventh day after the requested date of such Borrowing) and (ii) the Termination Date, the Borrower shall repay to each Swing Line Bank (with notice to the Administrative Agent), and to the Administrative Agent for the account of each other Lender that





                         Dell Computer Credit Agreement
has made a Swing Line Advance, the outstanding principal amount of each Swing Line Advance made by each of them.

                 SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance as provided in Section 2.02(d). The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance and Swing Line Advance made by each Lender from the date of such Revolving Credit Advance or such Swing Line Advance, until such principal amount shall be paid in full, at the following rates per annum:

                 (i) Base Rate Advances and Swing Line Advances. If such Revolving Credit Advance or Swing Line Advance (other than a Quoted Rate Swing Line Advance) is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, and if it is a Quoted Rate Swing Line Advance, a rate per annum equal to the rate provided for in Section 3.03(b)(ii), in each case payable in arrears on the last Business Day of each calendar quarter during such period as such Revolving Credit Advance or Swing Line Advance is outstanding and, in each case, on the date such Revolving Credit Advance or Swing Line Advance shall be Converted or paid in full.

             (ii) Eurodollar Rate Advances. If such Revolving Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on the day which is three months after the first day of such Interest Period.

                 (b) Default Interest. Notwithstanding the foregoing, if any Default described under Section 7.01(a) shall have occurred and be continuing, the Borrower shall pay interest on:

                  (i) the unpaid principal amount of each Revolving Credit Advance and Swing Line Advance owing to each Lender payable in arrears on the dates referred to in Section 2.07(a)(i) or (a)(ii) above, at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum required to be paid on such Advance pursuant to said Section 2.07(a)(i) or (a)(ii), as applicable;





                         Dell Computer Credit Agreement

                 (ii) the unpaid principal amount of each Competitive Bid Advance owing to each Lender payable in arrears on the date or dates interest is payable on such Competitive Bid Advance, at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum required to be paid on such Competitive Bid Advance in the offer made by such Lender pursuant to Section 3.02(b) and accepted by the Borrower under Section 3.02(c) and, if applicable, provided in the Competitive Bid Note evidencing such Competitive Bid Advance; and

                 (iii) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum required to be paid on Base Rate Advances pursuant to
         Section 2.07(a)(i) above.

                 SECTION 2.08. Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Eurodollar Rate Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Eurodollar Rate Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Eurodollar Rate Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent.

                 SECTION 2.09. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate and each LIBO Rate set forth in Section 1.01. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent





                         Dell Computer Credit Agreement
shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

                 (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.07(a)(i) or (ii), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.07(a)(ii).

                 (c) If fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances or the LIBO Rate for any LIBO Rate Advances,

                 (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances or such LIBO Rate Advances, as the case may be,

                 (ii) with respect to each Eurodollar Rate Advance, each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

                 (iii) the obligation of the Lenders to make, or to Convert Base Rate Advances into, Eurodollar Rate Advances, or to make LIBO Bid Advances, shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                 (d) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon

                 (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

                 (ii) the obligation of the Lenders to make, or to Convert Base Rate Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall





                         Dell Computer Credit Agreement
         notify the Borrower and such Lenders that the circumstances causing such suspension no longer exist.

                 (e) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

                 SECTION 2.10. Prepayments of Revolving Credit Advances and Swing Line Advances. (a) The Borrower shall have no right to prepay any principal amount of any Advance other than as provided in subsection (b) below.

                 (b) The Borrower may, upon (i) at least two Business Days' prior notice to the Administrative Agent received not later than 12:00 noon (New York City time) in the case of any Eurodollar Rate Advance and (ii) the same Business Day's notice to the Administrative Agent received not later than 12:00 noon (New York City time) in the case of any Base Rate Advance, in either case stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Revolving Credit Borrowing or Swing Line Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment of Revolving Credit Advances shall be in an aggregate principal amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (y) each partial prepayment of any Swing Line Advance shall be in a principal amount not less than $500,000 and (z) if any prepayment of any Eurodollar Rate Advances shall be made on a date which is not the last day of an Interest Period for such Advances, the Borrower shall also pay any amounts owing to each Lender pursuant to Section 9.04(c).

                 SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 12:00 noon (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable





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                                      -34-

pursuant to Section 2.02, 2.08, 2.12 or 3.04) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                 (b) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                 (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                 (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall





                         Dell Computer Credit Agreement
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                                      -35-

not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                 SECTION 2.12. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Administrative Agent and the Co-Agent, taxes imposed on its net income and franchise taxes imposed on it, by the jurisdiction under the laws of which it is organized or any political sub-division thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of the Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Notes to any such Person,
(i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                 (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                 (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid in good faith by such Lender or the Administrative Agent (as





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                                      -36-

the case may be) and any liability (including, without limitation, penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The Lender or the Administrative Agent (as the case may be) shall use its commercially reasonable efforts to contest such Tax or Other Tax that is in its opinion incorrectly asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                 (d) Within 30 days after the date of any payment of Taxes by the Borrower, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof.

                 (e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement (in the case of each Bank) and on the date of the Assignment and Acceptance pursuant to which it became a Lender (in the case of each other Lender), and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so after the date such Lender becomes a Lender hereunder), provide the Administrative Agent and the Borrower with either (i) Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under this Agreement and the Notes or certifying that the income receivable pursuant to this Agreement and the Notes is effectively connected with the conduct of a trade or business in the United States or (ii) Internal Revenue Service form W-8, upon which the Borrower is entitled to rely, from a Lender that has not at the time such Lender becomes a Lender hereunder been named in any notice issued by the Secretary of the Treasury (or such Secretary's authorized delegate) pursuant to Sections 881(c)(2)(B) or 871(h)(5) of the Internal Revenue Code, or any successor form or statement prescribed by the Internal Revenue Service in order to establish that such Lender is entitled to treat the interest payments under this Agreement and the Notes as portfolio interest that is exempt from withholding tax under the Internal Revenue Code, together with a certificate stating that such Lender is not described in Section 881(c)(3) of the Internal Revenue Code. If the form provided by a Lender at the time such Lender first becomes a





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                                      -37-

party to this Agreement indicates a United States interest withholding tax rate in excess of zero (or if the Lender cannot provide at such time such form because it is not entitled to reduced withholding under a treaty, the payments are not effectively connected income and the payments do not qualify as portfolio interest), withholding tax at such rate (or at the then existing U.S. statutory rate if the Lender cannot provide the form) shall be excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be excluded from Taxes for periods governed by such form; provided, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to the extent such tax results in liability for such payments, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States interest withholding tax, if any, applicable with respect to the Lender assignee on such date.

                 (f) For any period with respect to which a Person has failed to provide the Borrower with the appropriate form described in Section 2.12(e) or notice that it cannot provide such form (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Person shall not be entitled to indemnification under Section 2.12(a) with respect to Taxes imposed by the United States; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                 (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.12 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.





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                                      -38-


                 (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.12 shall survive the payment in full of principal and interest hereunder and under the Notes and the termination of the Commitments.

                 (i) If the Borrower is required to pay any Lender any Taxes under Section 2.12(c), such Lender shall be an "Affected Person", and the Borrower shall have the rights set forth in Section 3.06 to replace such Affected Person.

                 SECTION 2.13. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances or the Swing Line Advances made by it (other than pursuant to Section 2.08, 2.12 or 3.04) in excess of its ratable share of payments on account of the Revolving Credit Advances or the Swing Line Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances or the Swing Line Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                 SECTION 2.14. Optional Conversion of Revolving Credit Advances. (a) The Borrower may on any Business Day on which no Default shall have occurred and be continuing, upon notice given to the Administrative Agent not later than 12:00 noon (New York City time) on (x) the third Business Day prior to the date of the proposed Conversion in the case of a Conversion of Base Rate Advances into Eurodollar Rate Advances or of Eurodollar Rate Advances of one Interest Period into Eurodollar Rate Advances of





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                                      -39-

another Interest Period and (y) the first Business Day prior to the date of the proposed Conversion in the case of a Conversion into Base Rate Advances, and, in each case, subject to the provisions of Sections 2.09 and 3.04, Convert all or any portion of the Revolving Credit Advances of one Type comprising the same Revolving Credit Borrowing into Revolving Credit Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances and any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 3.01(b).

                 (b) Each notice of Conversion delivered under the preceding paragraph shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Credit Advances to be Converted and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Revolving Credit Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                 SECTION 2.15. Extension of Termination Date. (a) At least 60 days but not more than 90 days prior to the Termination Date then in effect, the Borrower, by written notice to the Administrative Agent, may request an extension of the Termination Date for an additional 364 days from the Consent Date (as defined below). The Administrative Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, on a date (the "Consent Date") specified by the Administrative Agent after consultation with the Borrower which shall be not earlier than 30 nor less than 21 days prior to the Termination Date and, subject to the next sentence, no earlier than ten days prior to such Consent Date, notify the Administrative Agent in writing as to whether such Lender will consent to such extension.
Each Lender that determines not to so extend the Termination Date (each a "Non-Consenting Lender") shall promptly notify the Administrative Agent in writing (who shall then notify the Borrower) of such determination. If any Lender shall fail to notify the Administrative Agent in writing of its consent to, or refusal of, any such request for extension of the Termination Date as specified above, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Administrative Agent shall, not later than 20 days prior to the Termination Date, notify the Borrower of the decision of the Lenders regarding the Borrower's request for an extension of such Termination Date. It is understood and agreed





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                                      -40-

that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for an extension of the Termination Date.

                 (b) If all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.15 and upon fulfillment of the applicable conditions set forth in Article IV, the Termination Date shall, effective as at the Termination Date (hereinafter, the "Extension Date"), be extended for 364 days from the Consent Date. If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.15, the Termination Date shall, upon fulfillment of the applicable conditions set forth in Article IV, effective as at the applicable Extension Date, be extended as to those Lenders that so consented (each, a "Consenting Lender") but shall not be extended as to any Non-Consenting Lender, provided that Lenders having at least 51% of the aggregate Commitments at such time (after giving effect to any assumptions of the Commitments of Non-Consenting Lenders in accordance with subsection (c) of this Section 2.15) consent in writing to such request for extension of the Termination Date. To the extent that the Termination Date is not extended as to any Lender pursuant to this Section 2.15 and the Commitment of such Lender is not assumed in accordance with Section 2.15(c) on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such Termination Date without any further notice or other action by the Borrower, such Lender or any other Person; provided that such Non-Consenting Lender's rights under Sections 2.12, 3.04 and 9.04, and its obligations under Section 8.05, shall survive the Termination Date for such Lender as to matters occurring prior to such date.

                 (c) If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.15, the Borrower may arrange for one or more Consenting Lenders or, to the extent such Consenting Lenders are unwilling to assume all of the Commitments of such Non-Consenting Lenders, other Eligible Assignees to assume, effective as of the Extension Date, any Non-Consenting Lender's Commitment and all of the rights and obligations of such Non-Consenting Lender under this Agreement thereafter arising (each Eligible Assignee assuming the Commitment of one or more Non-Consenting Lenders pursuant to this Section 2.15 being an "Assuming Lender"), without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that:





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                                      -41-

                 (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender the aggregate principal amount of, and any interest accrued and unpaid to the effective date of such assumption on, the outstanding Advances, if any, of such Non-Consenting Lender;

                 (ii) any accrued and unpaid Facility Fees owing to such Non-Consenting Lender as of the effective date of such assumption, and all other accrued and unpaid amounts owing to such Non-Consenting Lender under this Agreement and the Notes as of the effective date of such assumption, shall have been paid to such Non-Consenting Lender by the Borrower or such Consenting Lender or Assuming Lender; and

                 (iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 9.07(a) shall have been paid.

At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrower and the Administrative Agent an Assumption Agreement, duly executed by such Assuming Lender, such Non-Consenting Lender, the Borrower and the Administrative Agent,
(B) each such Consenting Lender, if any, shall have delivered written confirmation satisfactory to the Borrower and the Administrative Agent as to any increase in the amount of its Commitment resulting from its assumption of one or more Commitments of the Non-Consenting Lenders and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.15(c) shall have delivered to the Administrative Agent any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i) through (iii) of this Section 2.15(c), each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for the applicable Non-Consenting Lender(s) under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of any of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

                 (d) If Lenders having at least 51% of the aggregate Commitments (after giving effect to any assumptions pursuant to subsection (c) of this Section 2.15) consent in writing to a requested extension of the Termination Date (whether by execution and delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to the Consent Date, the Administrative Agent shall so notify the Borrower, and, upon





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                                      -42-

fulfillment of the applicable conditions set forth in Article IV, the Termination Date shall be extended for an additional 364 days from the Consent Date and all references in this Agreement and in the Notes to the "Termination Date" shall, with respect to each Consenting Lender and each Assuming Lender, refer to the Termination Date as so extended. The Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the Termination Date and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.

                 (e) Within ten Business Days after each Extension Date, the Borrower shall, at its own expense, execute and deliver to the Administrative Agent Revolving Credit Notes payable to the order of each Consenting Lender in exchange for the Revolving Credit Note surrendered by such Consenting Lender to the Administrative Agent), if any, and each Assuming Lender, if any, in each case dated such Extension Date and in substantially the form of Exhibit A-1 hereto and in an amount equal to the Commitment of such Consenting Lender or Assuming Lender, as the case may be, after giving effect to such extension of the Termination Date. The Administrative Agent, upon receipt of such Revolving Credit Notes, shall promptly deliver such Revolving Credit Notes to the respective Consenting Lenders and Assuming Lenders.


                                  ARTICLE III

                              MAKING THE ADVANCES

                 SECTION 3.01.  Making the Revolving Credit Advances.  (a)
Each Revolving Credit Borrowing shall be made on notice, given not later than
(x) 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing comprised of Eurodollar Rate Advances, and (y) 12:00 noon (New York City time) on the day of a Revolving Credit Borrowing comprised of Base Rate Advances, by the Borrower to the Administrative Agent, and the Administrative Agent shall give to each Lender prompt notice thereof by telecopier, telex or cable. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be made in writing, or orally and confirmed immediately in writing, by telecopier, telex or cable, in substantially the form of Exhibit B-l hereto, specifying therein (i) the requested date of such Revolving





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                                      -43-

Credit Borrowing (which shall be a Business Day), (ii) the requested Type of Revolving Credit Advance comprising such Revolving Credit Borrowing, (iii) the requested aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing comprised of Eurodollar Rate Advances, the requested initial Interest Period for each such Revolving Credit Advance. Each Lender shall (A) before 12:00 noon (New York City time) on the date of such Borrowing (in the case of a Eurodollar Rate Borrowing) and (B) before 1:00 p.m. (New York City time) on the date of such Borrowing (in the case of a Base Rate Borrowing), make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article IV, the Administrative Agent will make such funds available to the Borrower at the Borrower's Account; provided, however, that the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advance as to which the Borrower has received timely notice made by the Swing Line Bank and by any other Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank and such other Lenders for repayment of such Swing Line Advances.

                 (b) Anything in subsection (a) above to the contrary notwithstanding, the aggregate amount of each Revolving Credit Borrowing shall be an amount equal to or greater than $10,000,000 and thereafter in integral multiples of $1,000,000.

                 (c) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Credit Borrowing which the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article IV, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.





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                                      -44-


                 (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Revolving Credit Borrowing in accordance with Section 3.01(a) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, the higher of (A) the Federal Funds Rate and (B) the cost of funds incurred by the Administrative Agent in respect of such amount, provided that the Borrower retains its rights against such Lender with respect to any damages it may incur as a result of such Lender's failure to fund, and notwithstanding anything herein to the contrary, in no event shall the Borrower be liable to such Lender or any other Person for the interest payable by such Lender to the Administrative Agent pursuant to this sentence. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.

                 (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

                 SECTION 3.02. Making the Competitive Bid Advances. (a) The Borrower may request a Competitive Bid Borrowing under this Section 3.02 by delivering to the Administrative Agent a notice (made in writing, or orally and confirmed immediately in writing, by telecopier, telex or cable) of a Competitive Bid





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                                      -45-

Borrowing (a "Notice of Competitive Bid Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein (A) the date of such proposed Competitive Bid Borrowing (which shall be a Business Day), (B) the requested aggregate amount of such proposed Competitive Bid Borrowing, (C) whether such proposed Competitive Bid Borrowing shall consist of Fixed Rate Advances or LIBO Rate Advances, (D) in the case of a Competitive Bid Borrowing consisting of (1) LIBO Rate Advances, the requested Interest Period for each such LIBO Rate Advance and (2) Fixed Rate Advances, the requested maturity date for repayment of each such Fixed Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 30 days after the date of such Competitive Bid Borrowing nor later than 180 days or six months, as applicable, after the date of such Competitive Bid Borrowing (or, if earlier, the Termination Date)), (E) the requested interest payment date or dates relating thereto, and (F) any other terms to be applicable to such Competitive Bid Borrowing, not later than (i) 10:00 A.M. (New York City time) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "Fixed Rate Advances") and (ii) 12:00 noon (New York City time) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the Advances comprising such proposed Competitive Bid Borrowing are to be based on the LIBO Rate (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "LIBO Rate Advances"); provided, however, the Borrower may not request more than one Competitive Bid Borrowing on any Business Day. Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrower except to the extent provided below. Anything in the foregoing to the contrary notwithstanding, the aggregate amount of each Competitive Bid Borrowing shall be in an amount at least equal to $10,000,000 and thereafter in integral multiples of $1,000,000. The Administrative Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

                 (b) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest





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                                      -46-

specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) (i) on the date of such proposed Competitive Bid Borrowing, in the case of a proposed Competitive Bid Borrowing consisting of Fixed Rate Advances and (ii) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a proposed Competitive Bid Borrowing consisting of LIBO Rate Advances, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of Section 2.02(a), exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

                 (c) The Borrower shall, in turn, (i) before 11:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and (ii) before 11:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, either:

                          (A) cancel such Competitive Bid Borrowing by giving the Administrative Agent notice to that effect, or

                          (B) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (b) above, in its sole discretion but subject to the next succeeding sentences of this clause
         (B), by giving notice to the Administrative Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount,





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                                      -47-

         and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (b) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (b) above by giving the Administrative Agent notice to that effect; provided, however, that the Borrower may not accept offers that, in the aggregate, exceed the amount of the proposed Competitive Bid Borrowing specified in the related Notice of Competitive Bid Borrowing. The Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders for a particular Competitive Bid Borrowing. If two or more Lenders have offered the same interest rate for a particular Competitive Bid Borrowing, the amount to be borrowed at such interest rate will be allocated among such Lenders ratably according to the amount that each such Lender offered at such interest rate.

                 (d) If the Borrower notifies the Administrative Agent that such Competitive Bid Borrowing is canceled pursuant to Section 3.02(c)(A) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

                 (e) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to Section 3.02(c)(B) above in respect of such Competitive Bid Borrowing, the Administrative Agent shall in turn promptly notify (i) each Lender that has made an offer as described in paragraph (b) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph
(b) above have been accepted by the Borrower, (ii) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (iii) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article IV. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 noon (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Administrative Agent pursuant to clause (i) of





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                                      -48-

the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (iii) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, such Lender's portion of such Competitive Bid Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article IV and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Borrower's Account. Promptly after each Competitive Bid Borrowing the Administrative Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Advance Reduction and the dates upon which such Competitive Bid Advance Reduction commenced and will terminate.

                 (f) If the Borrower notifies the Administrative Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to
Section 3.02(c)(B), such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article IV, including, without limitation, any loss (excluding any loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.


                 (g) Following the making of each Competitive Bid Borrowing, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of Section 2.02(a).

                 SECTION 3.03. Making the Swing Line Advances, Etc. (a) The Borrower may request a Swing Line Borrowing from a Swing Line Bank under this
Section 3.03 by delivering to the Administrative Agent and such Swing Line Bank, no later than 2:00 P.M. (New York City time) on the date of the proposed Swing Line Borrowing, a notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing"), which shall be made in writing, or orally and confirmed immediately in writing, by telecopier, telex or cable, and shall specify therein the requested (i) Swing Line Bank, (ii) date of such Borrowing (which shall be a Business





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                                      -49-

Day), (iii) amount of such Borrowing, (iv) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and (v) account of the Borrower to which the proceeds of such Borrowing are to be made available.

                 (b) The relevant Swing Line Bank may, if, in its sole discretion, it elects to do so, irrevocably offer to make such Swing Line Advance to the Borrower by telephonic notice, such notice specifying whether such Swing Line Advance will bear interest (i) at the rate of interest specified in Section 2.07(a)(i) (such Swing Line Advance, a "Base Rate Swing Line Advance") or (ii) at a different rate of interest specified in such notice by such Swing Line Bank in its sole discretion (such Swing Line Advance, a "Quoted Rate Swing Line Advance"). If such Swing Line Bank shall elect not to make such an offer, such Swing Line Bank shall so notify the Administrative Agent and the Borrower; provided that the failure by such Swing Line Bank to give such notice shall not cause such Swing Line Bank to be obligated to make such Swing Line Advance.

                 (c) If such Swing Line Bank shall have offered to make a Swing Line Advance as provided in paragraph (b) above, the Borrower shall, in turn, before the earlier of one hour after its receipt of such offer and 2:30 P.M. (New York City time) on the date of the proposed Swing Line Borrowing either (A) cancel such Swing Line Borrowing or (B) accept such offer, in each case by giving notice to such effect to the Administrative Agent and such Swing Line Bank.

                 (d) If the Borrower cancels such Swing Line Borrowing pursuant to paragraph (c)(A) above, such Swing Line Borrowing shall not be made. If the Borrower accepts such offer pursuant to paragraph (c)(B) above, the relevant Swing Line Bank will (subject to the applicable conditions set forth in Article IV) make the amount of such Swing Line Advance available to the Borrower at the account specified in the relevant Notice of Swing Line Borrowing.

                 (e) If the Borrower accepts an offer by a Swing Line Bank for a Quoted Rate Swing Line Advance as provided above, such Swing Line Bank will provide the Borrower and the Administrative Agent with written confirmation (a "Swing Line Advance Rate Confirmation") of the agreed interest rate (the "Swing Line Advance Rate") for such Quoted Rate Swing Line Advance by the Business Day next succeeding the date on which the related Notice of Swing Line Borrowing was given, and the rate specified in such





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                                      -50-

Swing Line Advance Rate Confirmation shall for all purposes be the interest rate payable in respect of such Quoted Rate Swing Line Advance notwithstanding any disagreement by the Borrower with the contents of such written confirmation.

                 (f) Upon demand by a Swing Line Bank through the Administrative Agent, each other Lender shall purchase from such Swing Line Bank, and such Swing Line Bank shall sell and assign to each other Lender, such other Lender's pro rata share of each outstanding Swing Line Advance made by such Swing Line Bank, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Swing Line Bank by deposit to the Administrative Agent at its aforesaid address, in same day funds, an amount equal to the sum of (x) the portion of the outstanding principal amount of such Swing Line Advances to be purchased by such Lender plus (y) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Swing Line Advances. Each Lender's obligations to make such payments to the Administrative Agent for account of the Swing Line Banks under this paragraph (f), and each Swing Line Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Lender to make its payment under this paragraph (f), the financial condition of the Borrower (or any other account party), the existence of any Default, the failure of any of the conditions set forth in Article IV to be satisfied, or the termination of the Commitments. Each such payment to a Swing Line Bank shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender agrees to purchase its pro rata share of such outstanding Swing Line Advances on (i) the Business Day on which demand therefor is made by such Swing Line Bank, provided that notice of such demand is given not later than 11:00 a.m. (New York City time) on such Business Day or
(ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by a Swing Line Bank to any other Lender of a portion of such Swing Line Bank's Swing Line Advances, such Swing Line Bank represents and warrants to such other Lender that such Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, this Agreement or the Notes or any party thereto. If and to the extent that any Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent for the account of such Swing Line Bank





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                                      -51-

forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of such Swing Line Bank, such amount so paid in respect of principal shall constitute a Swing Line Advance by such Lender for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advances made by such Swing Line Bank shall be reduced by such amount.

                 SECTION 3.04. Increased Costs. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage, in each case as of the date of determination thereof) in or in the interpretation of any law or regulation, in each case as of the date hereof or
(ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) which implements any introduction or change specified in clause (i) above, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, within ten Business Days after written demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender and showing in reasonable detail the basis for the calculation thereof shall be conclusive and binding on the Borrower in the absence of manifest error.

                 (b) If any Lender determines that compliance with (i) the introduction of or any change in or in the interpretation of, any law or regulation, in each case after the date hereof, or (ii) any guideline or request from any central bank or other governmental authority (whether or not having the force of law) which implements any introduction or change specified in clause (i) above, affects or would affect the amount of capital required to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend or Advances hereunder and other commitments and advances of such type, then, within ten Business Days after written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the





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                                      -52-

account of such Lender additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend or Advances hereunder. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender and showing in reasonable detail the basis for the calculation thereof conclusive and binding on the Borrower in the absence of manifest error.

                 (c) If the Borrower is required to pay any Lender any amounts under this Section 3.04, the applicable Lender shall be an "Affected Person", and the Borrower shall have the rights set forth in Section 3.06 to replace such Affected Person.

                 SECTION 3.05. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or LIBO Rate Advances or to fund or maintain Eurodollar Rate Advances or LIBO Rate Advances hereunder, then, subject to the provisions of Section 3.06, (i) the obligation of such Lender to make Eurodollar Rate Advances and LIBO Rate Advances hereunder and to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the first date on which the circumstances causing such suspension cease to exist, (ii) any Eurodollar Rate Advances and LIBO Rate Advances made or to be made by such Lender shall forthwith (or on such later date as may be permitted by applicable law) be converted automatically to Base Rate Advances and (iii) such Lender shall be an "Affected Person", and the Borrower shall have the right set forth in Section
3.06 to replace such Affected Person. In the event of such a suspension, such Lender shall review the circumstances giving rise to such suspension at least weekly and shall notify the Borrower, the Administrative Agent and the Lenders promptly of the end of such suspension, and thereafter the Borrower shall be entitled, subject to the terms and conditions hereof, to borrow Eurodollar Rate Advances and LIBO Rate Advances from such Lender.

                 SECTION 3.06. Right to Replace Affected Person or Lender. If the Borrower is required to pay any Taxes with respect to an Affected Person pursuant to Section 2.12(c) or any





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                                      -53-

amounts with respect to an Affected Person pursuant to Section 3.04, or receives a notice from an Affected Person pursuant to Section 3.05, the Borrower may elect, if such amounts continue to be charged or such notice is still effective, to replace such Affected Person as a party to this Agreement, provided that, no Default or Event of Default shall have occurred and be continuing at the time of such replacement and, provided, further, that concurrently with such replacement, (i) another financial institution which is an Eligible Assignee and is reasonably satisfactory to the Borrower and the Administrative Agent (or if the Lender then serving as Administrative Agent is the Person to be replaced and the Administrative Agent has resigned its position, the Lender becoming the successor Administrative Agent) shall agree, as of such date, to purchase for cash the Advances of the Affected Person pursuant to an Assignment and Acceptance and to become a Lender for all purposes under this Agreement and to assume all obligations (including all outstanding Advances) of the Affected Person to be terminated as of such date and to comply with the requirements of Section 9.07 applicable to assignments, and (ii) the Borrower shall pay to such Affected Person in same day funds on the day of such replacement all principal, interest, fees and other amounts then due and owing to such Affected Person by the Borrower hereunder to and including the date of termination, including without limitation payments due such Affected Person under Section 2.12 and costs incurred under Section 3.04.

                 SECTION 3.07. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) for general corporate purposes of the Borrower and its Subsidiaries, provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any such proceeds.


                                   ARTICLE IV

                             CONDITIONS OF LENDING

                 SECTION 4.01. Conditions Precedent to Initial Borrowing. The obligation of each Lender to make an Advance on the occasion of the initial Borrowing is subject to the following conditions precedent being satisfied:

                 (a) The Administrative Agent shall have received on or before the day of the initial Borrowing the following in form and substance satisfactory to the Administrative Agent,





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                                      -54-

         each dated the Effective Date, and (except for the Notes) in sufficient copies for each Lender:

                      (i) The Revolving Credit Notes payable to the order of the Lenders, respectively.

                     (ii) Certified copies of the resolutions of the Board of Directors of the Borrower authorizing and approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

                    (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

                     (iv) A favorable opinion of counsel to the Borrower, which may be the Borrower's internal counsel, substantially in the form of Exhibit D and covering such other matters relating hereto as any Lender, through the Administrative Agent, may reasonably request.

                      (v) A favorable opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Administrative Agent, substantially in the form of Exhibit E.

                     (vi) A certificate of the chief financial officer or treasurer of the Borrower demonstrating in detail the total number of Cash Days for the fiscal quarter ending on or immediately prior to the Effective Date.

                 (b) The Administrative Agent shall have received evidence that, prior to or simultaneously with such initial Borrowing, the Borrower shall have (i) repaid in full the outstanding principal amount of each of the outstanding "Loans" as defined in the Existing Credit Agreements together with all accrued and unpaid interest thereon, all fees payable in respect thereof and all other amounts payable thereunder, and (ii) canceled each of the "Commitments" as defined therein, and any instruments





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                                      -55-

         relating to such indebtedness shall have been canceled or terminated.

                 (c) The Borrower shall have paid all accrued fees and expenses of the Administrative Agent and the Co- Agent and the fees of the Lenders (including the fees and expenses of counsel to the Administrative Agent to the extent then payable).

                 SECTION 4.02. Conditions Precedent to Each Revolving Credit Borrowing and Swing Line Borrowing. The obligation of each Lender to make a Revolving Credit Advance or a Swing Line Advance on the occasion of each Borrowing (including the initial Borrowing), and the right of the Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing, the following statements shall be true (and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

                 (a)  The representations and warranties contained in Section
         5.01 are correct on and as of the date of such Borrowing or request, before and after giving effect to such Borrowing or request and to the application of the proceeds therefrom, as though made on and as of such date;

                 (b) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes a Default;

                 (c)  No Change in Control shall have occurred; and

                 (d) The Administrative Agent shall have received such other documents, opinions and other information as any Lender may reasonably request.

                 SECTION 4.03. Conditions Precedent to Each Competitive Bid Borrowing. The obligation of each Lender which is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing (including the initial Competitive Bid Borrowing) to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that:

                 (a) The Administrative Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto;





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                                      -56-


                 (b) On or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Administrative Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Sections
         2.02 and 3.02; and

                 (c) On the date of such Competitive Bid Borrowing the following statements shall be true (and the acceptance by the Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Competitive Bid Borrowing such statements are true):

                      (i)  The representations and warranties contained in
                 Section 5.01 are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

                     (ii) No event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, which constitutes a Default; and

                    (iii)  No Change in Control has occurred.

                 SECTION 4.04. Conditions Precedent to Extension of Termination Date. The obligation of each Consenting Lender and each Assuming Lender to extend the Termination Date pursuant to Section 2.15 is subject to the conditions precedent that (a) the Administrative Agent shall have accepted all of the Assumption Agreements of the Assuming Lenders and received all of the written confirmations of increases in the Commitments of the Consenting Lenders for the applicable Extension Date, and all of the Non-Consenting Lenders shall have received all of the amounts required to have been paid to them under Section 2.15(c) on or prior to such Extension Date, and (b) on such Extension Date the following statements shall be true (and a duly authorized officer of the Borrower shall certify the completeness and accuracy of such statements to the Administrative Agent and the Lenders on and as of such Extension Date):





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                                      -57-


                 (i) No event or development has occurred or failed to occur, and no action has been taken or failed to have been taken, by or on behalf of the Borrower or any of its Subsidiaries that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect since January 28, 1996, and no fact or circumstance is known by the Borrower that, either individually or in the aggregate, has had or could reasonably be expected to have (so far as the Borrower can reasonably foresee) a Material Adverse Effect since January 28, 1996;

               (ii)  The representations and warranties contained in Section
        5.01 are correct on and as of such Extension Date, before and after giving effect to such Extension Date as though made on and as of such Extension Date;

              (iii) No event has occurred and is continuing, or would result from the occurrence of such Extension Date, that constitutes a Default; and

               (iv)  No Change in Control has occurred.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                 SECTION 5.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                 (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware,
         (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all the requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted except where the failure to do so would not have a Material Adverse Effect.

                 (b) The Borrower has heretofore furnished to each of the Lenders the Annual Audited Financial Statements of the Borrower and its Consolidated Subsidiaries as at January 28,





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                                      -58-

         1996. All such financial statements are complete and correct and fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at said date and the Consolidated results of their operations for the fiscal year ended on said date, all in accordance with GAAP, consistently applied. Since January 28, 1996, there has been no material adverse change in the Consolidated financial condition or results of operations or prospects of the Borrower and its Subsidiaries.

                 (c) The execution, delivery and performance by the Borrower of this Agreement and the Notes, and the consummation of the transactions contemplated hereby and thereby, are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action on the part of the Borrower. This Agreement is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 (d) Neither the execution, delivery and performance of this Agreement or the Notes nor the consummation of the transactions contemplated hereby or thereby will (i) contravene the Borrower's certificate of incorporation or by-laws, (ii) violate or conflict with any material judgment, decree or order or any law, rule, regulation, statute or determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower or any of its Subsidiaries or any of their properties, except if such conflict, breach or default would not have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or its Subsidiaries.

                 (e) No authorization or consent, approval, permit or license of, or filing with, any governmental or public body or authority or regulatory body or any Lender or any other





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         third party is required to authorize, or for the due execution, delivery and performance by the Borrower of, this Agreement or the Notes, or for consummation of the transactions contemplated hereby or thereby.

                 (f) No portion of any Advance under this Agreement shall be used by the Borrower in violation of Regulation G, Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other Regulation of such Board or in violation of the Securities Exchange Act of 1934, as amended, in each case as in effect on the date or dates of such Advance and such use of proceeds.

                 (g) No information, exhibit or report furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with this Agreement and the Notes contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein taken as a whole, in the light of the circumstances under and the time at which they were made, not misleading.

                 (h) Except as described in the Borrower's Annual Report on Form 10-K for the fiscal year ended January 28, 1996, there is no pending or threatened action, suit, claim, dispute or proceeding to which the Borrower or any of its Subsidiaries is a party, or by which the Borrower or any of its Subsidiaries may be bound, before any court, governmental agency or arbitrator which (i) would individually or in the aggregate have a Material Adverse Effect if determined in a manner adverse to the Borrower or such Subsidiary (taking into account the reasonable likelihood of an adverse determination and the availability of contributions from other potentially responsible parties) or (ii) purports to affect this Agreement or the Notes or the transactions contemplated hereby or thereby.

                 (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted or could reasonably be expected to result in a liability to the Borrower or its ERISA Affiliates in excess of $5,000,000.

                 (j) Neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that it has incurred any Withdrawal





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                                      -60-

         Liability, and neither the Borrower nor any of its ERISA Affiliates, to the best of the Borrower's knowledge and belief, is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan, in each case other than any Withdrawal Liability that would not have a Material Adverse Effect; and neither the Borrower nor any of its Affiliates has been notified by the sponsor of a Multiemployer Plan or any of its Affiliates that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, except where such reorganization or termination would not have a Material Adverse Effect.

                 (k) The Borrower and each of its Subsidiaries have filed, have caused to be filed or have been included in all tax returns (federal, state, local and foreign) required to be filed and have paid (or have accrued any taxes shown that are not due with the filing of such returns) all taxes shown thereon to be due, together with applicable interest and penalties, except in any case where the failure to file any such return or pay any such tax is not in any respect material to the Borrower or the Borrower and its Subsidiaries taken as a whole.

                 (l) Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                 (m) (i) The operations and properties of the Borrower and each of its Subsidiaries comply with all applicable Environmental Laws and Environmental Permits, except to the extent the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (ii) all Environmental Actions against the Borrower or any of its Subsidiaries for noncompliance with such Environmental Laws and Environmental Permits that have been resolved have been resolved without any ongoing obligations or costs that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and
         (iii) to the best knowledge of the Borrower or any of its Subsidiaries, no circumstances exist that (A) could form the basis of an Environmental Action against such Borrower or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (B) could cause any of their respective properties to be





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                                      -61-

         subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                 (n) There have been no releases, discharges or disposals of Hazardous Materials on any property owned or operated by the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower or any such Subsidiary, on any property formerly owned or operated by the Borrower or any of its Subsidiaries that (taking into account, among other things, the reasonable likelihood of an adverse determination and the availability of contributions from other potentially responsible parties), either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                 (o) Neither the Borrower nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law, that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property owned or operated by the Borrower or any of its Subsidiaries have been disposed of in a manner that, either individually or in the aggregate, could not reasonably be expected (taking into account, among other things, the reasonable likelihood of an adverse determination and the availability of contributions from other potentially responsible parties) to have a Material Adverse Effect.


                                   ARTICLE VI

                           COVENANTS OF THE BORROWER

                 SECTION 6.01. Affirmative Covenants. So long as any obligations under this Agreement or any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:





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                                      -62-


                 (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, the Securities Act of 1933 and all Environmental Laws, except, in each case, any non-compliance which would not have a Material Adverse Effect.

                 (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments, claims and governmental charges or levies imposed upon it or upon its property, except to the extent that any failure to do so would not have a Material Adverse Effect; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, claim or charge that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

                 (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, appropriate and adequate insurance with responsible and reputable insurance companies or associations or with self-insurance programs to the extent consistent with prudent practices of the Borrower and its Subsidiaries or otherwise customary in their respective industries in such amounts and covering such risks as is customary in the industries in which the Borrower or such Subsidiary operates.

                 (d) Payment of Welfare Plans. Pay, and cause each of its Subsidiaries to pay, when due the aggregate annualized cost (including, without limitation, the cost of insurance premiums) with respect to post-retirement benefits under Welfare Plans for which the Borrower and its Subsidiaries are liable.

                 (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that (i) the Borrower and its Subsidiaries may consummate any transaction permitted under Section 6.02(b) and (ii) neither the Borrower nor such Subsidiary shall be required to preserve or maintain its corporate existence (other than the corporate existence of the Borrower) or any right or franchise when, in the good faith business judgment of the





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         Borrower, such preservation or maintenance is neither necessary nor appropriate for the prudent management of the business of the Borrower.

                 (f) Visitation Rights. At any reasonable time during normal business hours and upon reasonable prior notice and from time to time, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof to examine and, with respect to information that is not Confidential Information (or with respect to any information while an Event of Default has occurred and is continuing), make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and, at any time when an Event of Default has occurred and is continuing, with their independent certified public accountants (and the Administrative Agent or such Lender will give prior notice to the Borrower of any such discussion with such accountants).

                 (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account as are necessary to prepare Consolidated financial statements in accordance with GAAP, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with GAAP.

                 (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where failure to do so would not have a Material Adverse Effect.

                 (i)  Reporting Requirements.  Furnish to the Lenders:

                                (i)  as soon as available and in any event
                 within 50 days after the end of each of the first three quarters of each fiscal year of the Borrower, (A) a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter, Consolidated statements of income of the Borrower and its Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal





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                                      -64-

         year and ending with the end of such quarter and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified by the chief financial officer or the chief accounting officer of the Borrower (or another appropriate officer of the Borrower designated by such officer) and (B) certificates as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Sections 6.02(a)(ix) and 6.03(a) and (b), provided that in the event of any change in GAAP used in preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with such Sections, a statement of reconciliation conforming any information in such certificates with GAAP;

                               (ii)  as soon as available and in any event
                 within 120 days after the end of each fiscal year of the Borrower, the Annual Audited Financial Statements of the Borrower and its Consolidated Subsidiaries with respect to such fiscal year;

                              (iii)  as soon as possible and in any event
                 within five Business Days after the Borrower obtains actual knowledge of the occurrence of each Event of Default and each Default continuing on the date of such statement, a statement of the chief financial officer, treasurer or chief accounting officer of the Borrower setting forth details of such Event of Default or Default and the action which the Borrower has taken and proposes to take with respect thereto;

                               (iv)  within a reasonable time after filing
                 thereof, copies of all registration statements and all annual, quarterly and monthly reports filed by the Borrower with the Securities and Exchange Commission and promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;





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                                      -65-

                                (v) promptly after the Borrower or any ERISA Affiliate knows or should reasonably know that any ERISA Event has occurred with respect to which the liability or potential liability of the Borrower or any of its ERISA Affiliates exceeds or could reasonably be expected to exceed $10,000,000, a statement of the chief financial officer, treasurer or chief accounting officer of the Borrower describing such ERISA Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

                               (vi)  promptly after receipt thereof by the
                 Borrower or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan where such action would have a Material Adverse Effect;

                              (vii)  promptly after request therefor, such
                 other business and financial information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request; and

                             (viii) within 10 days after the last day of each fiscal quarter of each fiscal year of the Borrower, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower demonstrating in detail the number of Cash Days occurring in such fiscal quarter.

                 (j) Use of Proceeds. The Borrower will use the proceeds of the Advances hereunder for general corporate purposes; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any such proceeds.

                 SECTION 6.02. Negative Covenants. So long as any obligations under this Agreement or any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

                 (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter





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                                      -66-

acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

                                (i)  Permitted Liens;

                               (ii)  Liens outstanding on the date of this
                 Agreement and described in Schedule II;

                              (iii)  Purchase Money Liens;

                               (iv)  Liens on any property or assets of any
                 Subsidiary of the Borrower securing Indebtedness owed to the Borrower;

                                (v)  Liens arising pursuant to any order of
                 attachment, distraint or similar legal process arising in connection with court proceedings, so long as a subsisting stay of execution or enforcement of any such Lien has been obtained and the claims secured thereby are being contested in good faith by appropriate proceedings and adequate provision has been made for the discharge thereof if adversely determined;

                               (vi) Liens in favor of any Person or entity on all documents of title arising out of any trade letter of credit permitted hereunder;

                              (vii) Liens in connection with the Receivables Financing;

                             (viii) any Lien renewing, extending or refunding any Lien permitted by clauses (ii) through (vii) above, provided that the principal amount secured is not increased, and the Lien is not extended to other property; and

                               (ix)  Liens not otherwise permitted under this
                 Section 6.02(a) securing obligations in an aggregate amount not to exceed $20,000,000.

                 (b) Restrictions on Fundamental Changes. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other Person, or convey, transfer, lease or otherwise dispose of or permit any of its Subsidiaries to convey, transfer, lease or otherwise dispose of (whether in one transaction or a series of transactions), all or substantially all of the Property (whether now owned





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         or hereafter acquired) of the Borrower, or of the Borrower and its
         Subsidiaries taken as a whole, to any other Person, except that:

                                (i) the Borrower and any of its Subsidiaries may merge into or consolidate with a Subsidiary or Subsidiaries of the Borrower or the Borrower (in the case of a Subsidiary of the Borrower), provided that (A) any such Subsidiary was either a Subsidiary of the Borrower on the date of this Agreement or was newly incorporated or established by the Borrower or a Subsidiary of the Borrower thereafter, (B) no such Subsidiary had, prior to such merger or consolidation, merged into or consolidated with any other entity after the Effective Date that was not on the date of this Agreement an Affiliate of the Borrower or a Subsidiary of the Borrower and
                 (C) in the case of a merger or consolidation of the Borrower,
                 (x) the Borrower shall be the continuing or surviving entity or the surviving entity expressly assumes by an amendment to this Agreement duly executed by such surviving entity all of the Borrower's obligations hereunder and under the Notes in a manner satisfactory to the Administrative Agent and the Required Lenders and (y) immediately after giving effect to such merger or consolidation no Default or Event of Default shall have occurred and be continuing; and

                               (ii) the Borrower or any of its Subsidiaries may transfer accounts receivable and related assets in connection with the Receivables Financing and any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of all or substantially all of its properties or assets to the Borrower or one or more other Subsidiaries of the Borrower.

         Notwithstanding anything to the contrary in the foregoing, no such sale, lease, transfer or other disposition permitted hereunder shall have the effect of releasing the Borrower from its liabilities hereunder or under the Notes.

                 (c) Transactions with Affiliates. Enter into, or permit any of its Subsidiaries to enter into, any transaction with an Affiliate of the Borrower (other than the Borrower's Subsidiaries) that would be material in relation to the Borrower and its Subsidiaries, taken as a whole, even if otherwise permitted under this Agreement,





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         except on terms that are fair and reasonable to the Borrower and its
         Subsidiaries and on terms no less favorable to the Borrower or such Subsidiary (considered as a whole in conjunction with all other existing arrangements and relationships with such Affiliate) than the Borrower or such Subsidiary would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                 (d) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on as of the date hereof which would have a Material Adverse Effect.

                 (e) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by GAAP.

                 SECTION 6.03.  Financial Covenants.  So long as any
         obligations under this Agreement or any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower covenants and agrees that:

                 (a) Interest Coverage. The Borrower will not permit the ratio of (x) Consolidated EBIT for any period of four consecutive fiscal quarters (commencing with the period of four consecutive fiscal quarters ending July 28, 1996) of the Borrower to (y) Gross Interest Expense for such period to be less than 8.00 to 1.00.

                 (b) Net Debt to Capitalization. The Borrower will not at any time permit the ratio of (x) the aggregate principal amount of Net Debt of the Borrower and its Subsidiaries (as would appear on a Consolidated balance sheet of the Borrower and its Subsidiaries prepared at such time) at such time to (y) Capitalization as at the end of the fiscal quarter ending on or immediately prior to such time (as reported on the latest quarterly Consolidated balance sheet of the Borrower and its Subsidiaries) to exceed 0.10 to 1.00.


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                                      -69-

                                  ARTICLE VII

                               EVENTS OF DEFAULT

                 SECTION 7.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                 (a) (i) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or (ii) the Borrower shall fail to pay any interest on any Advance, or any other payment under this Agreement or any Note, for a period of three Business Days after the same becomes due and payable; or

                 (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) under or in connection with this Agreement or any Note shall prove to have been incorrect in any material respect when made; or

                 (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 6.02(b), (c) or (d) or in Section 6.03(a) or (b) or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders; or

                 (d) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Indebtedness which is outstanding in a principal amount of at least $25,000,000 in the aggregate of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such





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                                      -70-

         Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment, including, without limitation, a prepayment required in connection with the sale of the sole asset or all assets securing such Indebtedness), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                 (e) The Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                 (f) Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or
         (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (g) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of





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                                      -71-

         occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower or any ERISA Affiliate related to such ERISA Event) exceeds $20,000,000; or

                 (h) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $20,000,000 or requires payments exceeding $10,000,000 per annum; or

                 (i) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of such Multiemployer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $20,000,000; or

                 (j) The Borrower shall be prevented or relieved by any governmental or regulatory authority from performing or observing any monetary payment or repayment obligation evidenced by this Agreement or the Notes;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the express consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the express consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the Notes to be forthwith due and payable, whereupon the Advances and the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly





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waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall be automatically terminated and (B) the Advances and the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

                 SECTION 8.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement. Chemical Bank, as Co-Agent, and Citicorp Securities, Inc., as Arranger, in their capacities as such, shall have no duties, responsibilities or liabilities whatsoever under this Agreement.

                 SECTION 8.02. Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the Notes, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by





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                                      -73-

the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by them in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any of them for any statements, warranties or representations made in or in connection with this Agreement or the Notes; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Notes on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the Notes or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement or the Notes by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                 SECTION 8.03. Agents and Affiliates. With respect to its respective Commitments, the Advances made by it and the Notes issued to it, each of Citibank and Chemical shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Administrative Agent or Co-Agent, as the case may be; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank and Chemical, each in its individual capacity. Each of Citibank and Chemical and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures for, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries, any of its Affiliates and any Person who may do business with or own securities of the Borrower or any such Subsidiary or Affiliate, all as if Citibank or Chemical, as the case may be, were not the Administrative Agent or Co-Agent, as the case may be, and without any duty to account therefor to the Lenders.

                 SECTION 8.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or the Co-Agent or the Arranger or any other Lender and based on the financial statements referred to in





                         Dell Computer Credit Agreement

Section 5.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or the Co-Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                 SECTION 8.05. Indemnification. The Lenders agree to indemnify the Administrative Agent and the Co- Agent (to the extent not promptly reimbursed by the Borrower), ratably according to the principal amounts of the Notes then held by each of them (or if no Advances are at the time outstanding, ratably according to the amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any of them in any way relating to or arising out of this Agreement or the Notes or any action taken or omitted by any of them hereunder or under the Notes; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under
Section 9.04 of this Agreement, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower.

                 SECTION 8.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent (subject, so long as no Default or Event of Default has occurred and is continuing, to the consent of the Borrower, which consent shall not be unreasonably withheld). If no successor Administrative Agent shall have been so appointed by the Required Lenders (and if so required by the preceding sentence, consented to by the Borrower) and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may,





                         Dell Computer Credit Agreement
on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                   ARTICLE IX

                                 MISCELLANEOUS

                 SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Revolving Credit Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 4.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 9.01; and provided further that (1) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or a Swing Line Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or such Swing Line Bank, as the case may be, under this Agreement or any Note and
(2) no amendment,





                         Dell Computer Credit Agreement
waiver or consent shall, unless in writing and signed by a Lender that has made a Competitive Bid Advance, in addition to the Lenders required above to take such action, affect the rights or duties of such Lender in respect of such Competitive Bid Advance.

                 SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy, telegraphic, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to the Borrower, to its address at 2214 W. Braker Lane, Suite D, Austin, Texas 78758-4063, Attention: Alex C. Smith, Vice President, Treasurer; if to any Bank, to its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, to its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, to its address at 399 Park Avenue, New York, New York 10043, Attention: Michael Mandracchia; or to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. Each such notice or communication shall, (a) when mailed, be effective three Business Days after the same is deposited in the mails, (b) when mailed for next day delivery by a reputable freight company or reputable overnight courier service, be effective one Business Day thereafter, and (c) when sent by telegraph, telecopy, telex or cable, be effective when the same is telegraphed, telecopied and receipt thereof is confirmed by telephone or return telecopy, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent.

                 SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 SECTION 9.04. Costs and Expenses. (a) The Borrower agrees to pay, whether or not any of the transactions contemplated hereby are consummated, on demand (x) all reasonable





                         Dell Computer Credit Agreement
costs and expenses (including reasonable legal fees of counsel to the Administrative Agent) in connection with the preparation (excluding normal travel and related expenses incurred by the personnel of the Administrative Agent), execution, delivery, administration (excluding those which are customarily borne by the Administrative Agent), modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, and (y) the reasonable fees and expenses of counsel to the Administrative Agent with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all reasonable expenses of the Lenders (including, without limitation, reasonable counsel (including, without duplication, internal counsel) fees and expenses) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel (including, without duplication, internal counsel) fees and expenses in connection with the enforcement of rights under this Section 9.04(a).

                 (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel, including, without duplication, internal counsel) that may be incurred by or asserted or awarded against any Indemnified Party in its agent or lending capacity under, or otherwise in connection with, this Agreement, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement, the proposed or actual use of the proceeds of the Advances or any of the other transactions contemplated hereby, whether or not such investigation, litigation or proceeding is brought by the Borrower, its shareholders or creditors or an Indemnified Party or any other Person or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower hereby acknowledges that the indemnification provided for by this Subsection (b) includes indemnification of an Indemnified Party for claims, damages,


                         Dell Computer Credit Agreement
losses, liabilities or expenses resulting in whole or in part from such Indemnified Party's negligence (other than gross negligence).

                 (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance or any payment of principal of any LIBO Rate Advance is made other than on the last day of an Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.10 or 2.14 (in the case of Eurodollar Rate Advances) or 3.05 or acceleration of the maturity of the Notes pursuant to Section 7.01 or for any other reason, then the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Revolving Credit Advance.

                 SECTION 9.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default or (ii) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 7.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held (other than deposits at any account with respect to which such account states that the Borrower is acting in a fiduciary capacity) and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.





                         Dell Computer Credit Agreement

                 SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                 SECTION 9.07. Assignments and Participations. (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that:

                        (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any Competitive Bid Advances or Competitive Bid Notes),

                       (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment other than an assignment to another Lender or an assignment of all of the Commitment of the assigning Lender (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000 in excess thereof,

                      (iii) each such assignment shall be to an Eligible Assignee, and (unless such assignment shall be to a Subsidiary of the assigning Lender or to a Subsidiary of the bank holding company of which the assigning Lender is a Subsidiary) the Borrower and the Administrative Agent shall have consented to such assignment (which consents shall not be unreasonably withheld or delayed) provided, that no such consent shall be required from the Borrower while a Default has occurred and is continuing,

                       (iv) no such assignment may be made unless the assigning Lender makes a proportional assignment to the same assignee of its commitment and advances under the $150,000,000 three-year Credit Agreement dated as of the date hereof among the Borrower, certain lenders, Citibank,


                         Dell Computer Credit Agreement

         N.A., as Administrative Agent, Chemical Bank, as Co-Agent, and Citicorp Securities, Inc., as Arranger, and

                    (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall relinquish its rights and be released from its obligations under this Agreement, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance.

                 (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, the Co-Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee





                         Dell Computer Credit Agreement
appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                 (c) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Revolving Credit Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall provide the Borrower with a copy of the Register upon request.

                 (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C-1 hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Revolving Credit Note or Notes a new Revolving Credit Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Revolving Credit Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-l hereto. Such surrendered Revolving





                         Dell Computer Credit Agreement

Credit Note or Notes shall be marked "canceled" and shall be returned promptly to the Borrower.

                 (e) Each Lender may sell participations to one or more banks or other entities in or to a portion of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that
(i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the parties to each such participation shall execute a participation agreement, and (vi) no participant under any such participation shall have any right to approve any amendment to or waiver of any provision of this Agreement or the Notes, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would alter the principal of, or interest on, the Advance or Advances in which such participant is participating or any fees or other amounts payable to the Lenders hereunder, or postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder.

                 (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information, including Confidential Information, relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of Confidential Information, the assignee or participant or proposed assignee or participant shall be informed of the confidential nature of such Confidential Information and shall agree to be bound by the provisions of Section 9.12 with respect thereto.

                 (g) Notwithstanding any other provision in this Section 9.07, no Lender may assign its interest to an Eligible Assignee if, as of the effective date of such assignment, such assignment would increase the amount of taxes or increased costs payable under Section 2.12 or 3.04, respectively.





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
                                      -83-

                 (h) Notwithstanding any other provision set forth in this Agreement, any Lender may (without notice to the Borrower or the Administrative Agent and without payment of any fee) at any time (i) create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System and (ii) assign all or any portion of its rights under this Agreement and its Advances, Notes and Commitment to an affiliate.

                 SECTION 9.08. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                 SECTION 9.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                 SECTION 9.10. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits (solely for the benefit of the Administrative Agent and each Lender), for itself and its Property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment relating hereto or thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

                 (b) The Borrower hereby irrevocably appoints and designates CT Corporation System, whose address is 1633 Broadway,





                         Dell Computer Credit Agreement

New York, New York 10019, as its true and lawful attorney and duly authorized agent for service of legal process of the Borrower. The Borrower hereby agrees that service of legal process in any proceeding referred to in the preceding clause (a) may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address specified in Section 9.02 or at such other address of which the Administrative Agent shall have been notified pursuant thereto.

                 (c) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any document related thereto in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                 SECTION 9.11. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE CO-AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT, THE CO-AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                 SECTION 9.12. Confidentiality. Each Lender agrees that it will not, without the prior written consent of the Borrower (which shall not be unreasonably withheld or delayed), disclose (other than to its affiliates and to its and its affiliates' directors, employees, auditors and counsel) any Confidential Information with respect to the Borrower furnished to it under this Agreement, except (i) as may be required to comply with any applicable law or regulation or pursuant to legal process or otherwise as required in connection with litigation (and each Lender agrees that it will, to the extent reasonably practicable and if permitted by applicable law and regulation, give the Borrower prior notice of such disclosure reasonably sufficient to permit the Borrower to contest such disclosure), (ii) in accordance with any ruling or regulatory practice of any bank regulatory agency, and (iii) to a proposed assignee or participant permitted under Section 9.07 (provided that such proposed assignee or participant agrees to be bound by the provisions of this
Section 9.12).





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
                                      -85-


                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                          DELL COMPUTER CORPORATION



                                          By /s/ Alex C. Smith
                                             ----------------------------------
                                             Title: Vice President, Treasurer

                                          Administrative Agent
                                          --------------------

                                          CITIBANK, N.A.,
                                            as Administrative Agent



                                          By /s/ Alan J. Berenbaum
                                             ----------------------------------
                                             Title:  Attorney-in-Fact


                                          Co-Agent
                                          --------

                                          CHEMICAL BANK, as Co-Agent



                                          By /s/ Ann B. Kerns
                                             ----------------------------------
                                             Title:  Vice President


                                          Arranger
                                          --------

                                          CITICORP SECURITIES, INC., as
                                            Arranger



                                          By /s/ Steven Victorin
                                             ----------------------------------
                                             Title:  Vice President





                         Dell Computer Credit Agreement

                                             Lenders
                                             -------

                                             CITIBANK, N.A.
Commitment
- ----------
$15,520,000
                                             By /s/ Alan J. Berenbaum
                                                --------------------------------
                                                Title:  Attorney in Fact



                                             CHEMICAL BANK
Commitment
- ----------
$12,080,000
                                             By /s/ Ann B. Kerns
                                                --------------------------------
                                                Title:  Vice President



                                             BANK OF AMERICA NATIONAL TRUST
                                               AND SAVINGS ASSOCIATION
Commitment
- ----------
$9,200,000
                                             By /s/ Kevin McMahon
                                                --------------------------------
                                                Title:  Vice President



                                             THE BANK OF TOKYO-MITSUBISHI, LTD.
Commitment
- ----------
$9,200,000
                                             By /s/ J. Mearns
                                                --------------------------------
                                                Title:  Vice President and
                                                           Manager


                                             BZW DIVISION OF BARCLAYS BANK PLC
Commitment
- ----------
$9,200,000
                                             By /s/ Robert R. Morton
                                                --------------------------------
                                                Title:  Director



                                             CREDIT LYONNAIS NEW YORK BRANCH
Commitment
- ----------
$9,200,000
                                             By /s/ Robert Ivosevich
                                                --------------------------------
                                                Title:  Senior Vice President



                         Dell Computer Credit Agreement

                                          DRESDNER BANK AG NEW YORK AND GRAND
                                            CAYMAN BRANCHES
Commitment
- ----------
$9,200,000
                                          By /s/ B. Craig Erickson
                                             -----------------------------
                                             Title:  Vice President

                                          By /s/ Lucas Massong
                                             -----------------------------
                                             Title:  Assistant Treasurer

                                          ROYAL BANK OF CANADA
Commitment
- ----------
$9,200,000
                                          By /s/ Tom J. Oberaigner
                                             -----------------------------
                                             Title:  Manager



                                          STANDARD CHARTERED BANK
Commitment
- ----------
$9,200,000
                                          By /s/ Rita Raychaudhury
                                             -----------------------------
                                             Title:  Vice President



                                          SOCIETE GENERALE, SOUTHWEST AGENCY
Commitment
- ----------
$8,000,000
                                          By /s/ Richard Gould
                                             -----------------------------
                                             Title:  Vice President




                         Dell Computer Credit Agreement

                                   SCHEDULES

        The following schedules have been omitted from this filing:

                Schedule I -- List of Applicable Lending Offices
                Schedule II -- Existing Liens

        The registrant hereby undertakes to furnish supplementary a copy of either of such schedules to the Commission upon request.

                                                                     EXHIBIT A-1

                         FORM OF REVOLVING CREDIT NOTE

$________________
                                                       Dated:  ___________, 199_


                 FOR VALUE RECEIVED, the undersigned, DELL COMPUTER CORPORATION, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) on the Termination Date (as so defined) the aggregate principal amount of $________________ or, if less, the aggregate principal amount of the Revolving Credit Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement (as defined below) on the Termination Date.

                 The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                 Both principal and interest are payable not later than 12:00 noon (New York City time) on the day due in lawful money of the United States of America to Citibank, N.A. ("Citibank"), as Administrative Agent, or any successor to Citibank in such capacity, for the account of the Lender at the Administrative Agent's Account (as defined in the Credit Agreement referred to below), in same day funds. Each Revolving Credit Advance made by the Lender to the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Revolving Credit Note.

                 This Revolving Credit Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of June 6, 1996 (said Agreement, as amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"), among the Borrower, Citibank, in its capacity as Administrative Agent, Chemical Bank, in its capacity as Co-Agent, Citicorp Securities, Inc., in its capacity as Arranger and the Lender and certain other banks parties thereto. The Credit Agreement, among other things, (i) provides for the making of advances (the "Revolving Credit Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Revolving Credit Note, and (ii) contains provisions for





                                      A1-1
acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                 The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                 This Revolving Credit Note shall be governed by, and construed in accordance with, the laws of the State of New York.


                                                      DELL COMPUTER CORPORATION


                                                      By
                                                        ------------------------
                                                         Title:





                                      A1-2

               REVOLVING CREDIT ADVANCE AND PAYMENTS OF PRINCIPAL


                    Amount             Amount of
                  and Type of          Principal        Unpaid
               Revolving Credit         Paid or        Principal       Notation
Date                Advance             Prepaid         Balance         Made By
- -------------------------------------------------------------------------------








                                      A1-3

                                                                     EXHIBIT A-2

                          FORM OF COMPETITIVE BID NOTE


$____________
                                                        Dated:  __________, 199_


                 FOR VALUE RECEIVED, the undersigned, DELL COMPUTER CORPORATION, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ the ("Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below), on ___________, 199_, the principal amount of _________ Dollars ($__________).

                 The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

                 Interest Rate: ____% per annum (calculated on the basis of a year of ___ days for the actual number of days elapsed).

                 Interest Payment Date or Dates:  __________________.

                 Both principal and interest are payable not later than 12:00 noon (New York City time) on the day due in lawful money of the United States of America to Citibank, N.A. ("Citibank"), as Administrative Agent, or any successor to Citibank in such capacity, for the account of the Lender at the Administrative Agent's Account (as defined in the Credit Agreement referred to herein) (or at the office of such successor, if applicable), in same day funds, free and clear and without any deduction, with respect to the payee named above, for any and all present and future taxes, deductions, charges or withholdings, and all liabilities with respect thereto.

                 This Competitive Bid Note is one of the Competitive Bid Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of June 6, 1996 (said agreement, as amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"), among the Borrower, Citibank, in its capacity as Administrative Agent, Chemical Bank, in its capacity as Co-Agent, Citicorp Securities, Inc., in its capacity as Arranger, the Lender and certain other banks parties thereto. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.





                                      A2-1

                 The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                 This Competitive Bid Note shall be governed by, and construed in accordance with, the laws of the State of New York.


                                                DELL COMPUTER CORPORATION


                                                By:
                                                   ----------------------------
                                                   Title:





                                      A2-2

                                                                     EXHIBIT B-1

                  FORM OF NOTICE OF REVOLVING CREDIT BORROWING


Citibank, N.A., as
  Administrative Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
399 Park Avenue
New York, New York  10043                                           [Date]

   Attention:  _____________

Ladies and Gentlemen:

                 The undersigned, Dell Computer Corporation, refers to the Credit Agreement dated as of June 6, 1996 (said agreement, as amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, Citibank, N.A. ("Citibank"), in its capacity as Administrative Agent, Chemical Bank, in its capacity as Co-Agent, Citicorp Securities, Inc., in its capacity as Arranger, and certain Lenders parties thereto, and hereby gives you notice, irrevocably (subject to the terms of Sections 2.09 and 3.05 of the Credit Agreement), pursuant to Section 3.01 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Advance Borrowing (the "Proposed Revolving Credit Borrowing") as required by Section 3.01(a) of the Credit Agreement:

                 (i) The Business Day of the Proposed Revolving Credit Borrowing is ____________, 19__.

                (ii) The Type of Revolving Credit Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

               (iii) The aggregate amount of the Proposed Revolving Credit Borrowing is $____________.





                                      B1-1

                 *[(iv) The initial Interest Period for each Revolving Credit Advance made as part of the Proposed Revolving Credit Borrowing is _____ month[s].]



                                                  Very truly yours,


                                                  DELL COMPUTER CORPORATION


                                                  By
                                                    ----------------------------
                                                     Title:




- ----------------------------

* To be used in the case of a Revolving Credit Borrowing comprised of Eurodollar Rate Advances.

                                      B1-2

                                                                     EXHIBIT B-2

                  FORM OF NOTICE OF COMPETITIVE BID BORROWING


Citibank, N.A., as
  Administrative Agent,
  for the Lenders parties
  to the Credit Agreement
  referred to below
399 Park Avenue
New York, New York  10043
                                                                        [Date]

         Attention:  ______________


Ladies and Gentlemen:

                 The undersigned, Dell Computer Corporation, refers to the Credit Agreement dated as of June 6, 1996 (said agreement, as amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"), the terms defined therein being used herein as therein defined), among the undersigned, Citibank, N.A. ("Citibank"), in its capacity as Administrative Agent, Chemical Bank, in its capacity as Co-Agent, Citicorp Securities, Inc., in its capacity as Arranger, and certain Lenders parties thereto, and hereby gives you notice pursuant to Section 3.02 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Bid Borrowing (the "Proposed Competitive Bid Borrowing") is requested to be made:



         (A)     Business Day of
                 Competitive Bid
                 Borrowing                        _______________________

         (B)     Aggregate amount of
                 Competitive Bid
                 Borrowing                        _______________________

         (C)     Interest rate basis              _______________________

         (D)     Maturity date*                   _______________________




- -----------------------------

* The maturity date may not be earlier than the date occurring 30 days after the date of such Competitive Bid Borrowing or later than 180 days or six months, as applicable, after the date of the Competitive Bid Borrowing or, if earlier, the Termination Date.

                                      B2-1

         (E)     Interest payment
                 date(s)                           ________________________

         (F)     _________________*                ________________________


                 The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made pursuant to the terms of the Credit Agreement.



                                                 Very truly yours,

                                                 DELL COMPUTER CORPORATION

                                                 By
                                                   --------------------------
                                                   Title:




- -------------------------

*        Any other terms to be applicable to the Competitive Bid Borrowing.

                                      B2-2

                                                                     EXHIBIT C-1

                       FORM OF ASSIGNMENT AND ACCEPTANCE


                 Reference is made to the Credit Agreement dated as of June 6, 1996 (said agreement, as amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"), among Dell Computer Corporation, a Delaware corporation (the "Borrower"), Citibank, N.A. ("Citibank"), in its capacity as administrative agent (the "Administrative Agent"), Chemical Bank, in its capacity as Co-Agent (the "Co-Agent"), Citicorp Securities, Inc., in its capacity as Arranger (the "Arranger"), and certain Lenders parties thereto. Terms defined in the Credit Agreement are used herein with the same meaning.

                 _________________ (the "Assignor") and _______________ (the
"Assignee") agree as follows:

                 1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof without recourse equal to the percentage interest specified on
Schedule 1. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth in Schedule 1.

                 2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; (iv) certifies that as of the date hereof there are no taxes or increased costs payable under Sections
2.12 and 3.04 of the Credit Agreement, respectively, with respect to its interest being assigned by it hereunder [except as disclosed on Schedule 1 hereto]; and (v) attaches the Note or Notes and requests that the Administrative Agent exchange such Note or Notes for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the order of the Assignor in an amount equal to the Commitment retained by the





                                      C1-1

  Assignor under the Credit Agreement, respectively, as specified on Schedule 1.

                 3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Co-Agent, the Arranger, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) specifies as its address for its Domestic Lending Office and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof; (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.12 of the Credit Agreement; (viii) certifies that as of the Effective Date there are no taxes or increased costs payable under Sections 2.12 and 3.04 of the Credit Agreement [except as disclosed on Schedule 1 hereto, which taxes or increased costs do not increase the amount of taxes or increased costs payable under Sections 2.12 or 3.04, respectively]; and (ix) confirms that it will maintain the confidentiality of any confidential information delivered to it hereunder or as a Lender under the Credit Agreement.

                 4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1.

                 5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of, and be deemed for all purposes under the Credit Agreement to be, a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance,





                                      C1-2
relinquish its rights and be released from its obligations under the Credit Agreement.

                 6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                 7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                 8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Agreement and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                 IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.





                                      C1-3

                                   SCHEDULE 1
                                       to
                           ASSIGNMENT AND ACCEPTANCE



Percentage of Commitment
  being assigned:                                          _____________%

Assignee's Commitment:                                     $____________

Aggregate outstanding principal
  amount of Advances assigned:                             $____________

Principal amount of Note
  payable to Assignee:                                     $____________

Principal amount of Note
  payable to Assignor:                                     $____________

[Amount of Taxes or Increased
  Costs of Assignor:]                                      $____________

[Amount of Taxes or Increased
  Costs of Assignee:]                                      $____________

Effective Date (if other than
  date of acceptance by the
  Administrative Agent):                                   ______, 199_*




                                         [NAME OF ASSIGNOR], as Assignor


                                         By:___________________________
                                            Title:

                                         Dated:  __________, 199_




- -------------------------

* This date should be no earlier than five Business Days after delivery of this Assignment and Acceptance to the Administrative Agent.

                                      C1-4

                                                 [NAME OF ASSIGNEE], as Assignee


                                        By:____________________________
                                           Title:


                                        Domestic Lending Office:


                                        Eurodollar Lending Office:


Accepted this ____ day
of __________, 199_

CITIBANK, N.A.,
  as Administrative Agent


By:_______________________
   Title:





                                      C1-5

                                                                     EXHIBIT C-2

                          FORM OF ASSUMPTION AGREEMENT

                                                                         [Date]

Dell Computer Corporation
2214 W. Braker Lane
Suite D
Austin, Texas  78758-4063
Attention:

Citibank, N.A., as
  Administrative Agent under
  the below mentioned
  Credit Agreement
399 Park Avenue
New York, New York
Attention:

Ladies and Gentlemen:

                 Reference is made herein to the Credit Agreement dated as of June 6, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined) among Dell Computer Corporation (the "Borrower"), Citibank, N.A., in its capacity as Administrative Agent (the "Administrative Agent"), Chemical Bank, in its capacity as Co-Agent (the "Co-Agent"), Citicorp Securities, Inc., in its capacity as Arranger (the "Arranger"), and the Lenders party from time to time thereto.

                 _________ (the "Non-Consenting Lender") and _________ (the "Assuming Lender") agree as follows:

                 1. The Assuming Lender proposes to become an Assuming Lender pursuant to Section 2.15(c) of the Credit Agreement and, in that connection, hereby agrees with the Administrative Agent and the Borrower that it shall become a Lender for all purposes of the Credit Agreement on the applicable Extension Date. In connection therewith, the Non-Consenting Lender hereby sells and assigns to the Assuming Lender, and the Assuming Lender hereby purchases and assumes from the Non-Consenting Lender all interest in and to the Non-Consenting Lender's rights and obligations under the Credit Agreement as of the applicable Extension Date, which interest is equal to ____% of all outstanding rights and obligations of the Lenders under the Credit Agreement on such Extension Date. After giving effect to such sale and assignment, the Assuming Lender's Commitment will be $________ and the aggregate principal amount of all





                                      C2-1
         outstanding Revolving Credit Advances owing to the Assuming Lender will be as set forth on Schedule 1 hereto.

                 2. The Non-Consenting Lender (a) represents and warrants that it is the legal and beneficial owner of the interest being sold and assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any Note, or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Credit Agreement or any Note, or any other instrument or document furnished pursuant thereto; and (d) attaches the Revolving Credit Note held by the Non-Consenting Lender and requests that the Administrative Agent exchange such Revolving Credit Note for a new Revolving Credit Note payable to the order of the Assuming Lender in an amount equal to the Commitment assumed by the Assuming Lender under the Credit Agreement.

                 3. The undersigned (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.01(b) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assumption Agreement;
         (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Co-Agent, the Arranger, the Non-Consenting Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; (e) confirms that it is an Eligible Assignee; (f) specifies as its Applicable Lending Offices the offices set forth below its name on the signature page hereof; and (g) attaches any U.S. Internal





                                      C2-2

         Revenue Service forms or any certificates required to be provided by it under Section 2.12 of the Credit Agreement.

                 4. Following the execution of this Assumption Agreement, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assumption Agreement (the "Effective Date") shall be the applicable Extension Date.

                 5. Upon satisfaction of the applicable conditions set forth in Section 2.15 and in Article III and upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Assuming Lender shall be a party to the Credit Agreement and have all of the rights and obligations of a Lender thereunder and, subject to the proviso set forth below, the Non-Consenting Lender shall cease to be a party thereto; provided, however, that the Non-Consenting Lender's rights and obligations under Sections 3.04, 3.05 and 9.04, and its obligations under Section 8.05, of the Credit Agreement shall survive the assumption of all of the Non- Consenting Lender's rights and obligations under the Credit Agreement pursuant to this Assumption Agreement as to matters occurring prior to the Effective Date.

                 6. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                 7. This Assumption Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assumption Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Assumption Agreement.



                                                Very truly yours,

                                                NAME OF ASSUMING LENDER]



                                                By________________________
                                                 Name:
                                                 Title:

                                                Date: __________, ____

                                                [Address]





                                      C2-3

                           Eurodollar Lending Office

                                   [Address]

Acknowledged and Agreed to as
of this ____ day of _________:

[NAME OF NON-CONSENTING LENDER]



By____________________________
  Name:
  Title:

Accepted [and Approved]* this
__ day of __________, ____:

CITIBANK, N.A., as Administrative Agent



By___________________________
  Name:
  Title:


[Approved this ____ day of
_________, ____:

DELL COMPUTER CORPORATION



By___________________________
  Name:
  Title]*





__________________________________

* Required if the Assuming Lender is an Eligible Assignee solely by reason of clause (vi) of, or the proviso to, the definition of "Eligible Assignee" set forth in Section 1.01 of the Credit Agreement.

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                                   SCHEDULE 1
                                       to
                              ASSUMPTION AGREEMENT



Assumed Advances and Discounted Notes

Aggregate outstanding principal
amount of Revolving Credit Advances
in U.S. Dollars assumed:
                                                        U.S. $__________

Principal amount of Revolving Credit Note payable to Assuming Lender:
                                                        U.S. $__________



Effective Date:  _______________, ____





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

                                                                       EXHIBIT D


                  FORM OF OPINION OF COUNSEL FOR THE BORROWER


                                 June __, 1996




To each of the Banks party
  to the Credit Agreement
  referred to below and

Citibank, N.A., as Administrative
  Agent for said Banks

         Re:     Credit Agreement-
                 $100,000,000 364-Day Revolving Credit Facility


                 I am the General Corporate Counsel of Dell Computer Corporation, a Delaware corporation (the "Borrower"), I have acted as counsel to the Borrower in connection with the Credit Agreement, dated as of June 6, 1996, among the Borrower, the Banks party thereto, Citibank, N.A. (as Administrative Agent for such Banks), Chemical Bank, (as Co-Agent for such Banks), and Citicorp Securities, Inc. (as Arranger), relating to a $100,000,000 364-Day Revolving Credit Facility. Such Credit Agreement is referred to herein as the "Credit Agreement," and terms not otherwise defined herein have the respective meanings ascribed to them in the Credit Agreement.

                 I have examined an executed copy of the Credit Agreement and the Notes and executed copies (certified by applicable public officials, as appropriate) of the Certificate of Incorporation and the Bylaws of the Borrower. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such other corporate records of the Borrower, certificates of public officials and officers of the Borrower and such other agreements, instruments and documents, and have made such investigations of fact and law, all as I have deemed appropriate as a basis for the opinions expressed below.

                 In all such examinations, I have assumed the genuineness of signatures on original documents (other than the signatures of representatives of the Borrower) and the conformity to such original documents of all copies submitted to me as certified, conformed, photocopied or telecopied copies, and I have assumed all certificates and telegraphic and telephonic





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confirmations given by public officials to have been properly given and to be accurate. As to all matters of fact material to my opinions, I have, when relevant facts were not independently established, relied upon certificates furnished to me.

                 Based upon the foregoing and subject to further assumptions, qualifications and limitations hereinafter set forth, I am of the opinion that:

                 A. The Borrower (1) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (2) is duly qualified and in good standing as a foreign corporation in the State of Texas.

                 B. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes, and the consummation of the transactions contemplated thereby, are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action on the part of the Borrower. The Credit Agreement and the Notes have been duly executed and delivered by the Borrower.

                 C. Under Texas conflict of laws principles, the stated choice of New York law to govern the Credit Agreement and the Notes will be honored by the courts of the State of Texas and the Credit Agreement and the Notes will be construed in accordance with, and will be treated as being governed by, the law of the State of New York. If, however, the Credit Agreement and the Notes were stated to be governed by and construed in accordance with the law of the State of Texas, or if a Texas court were to apply the law of the State of Texas to the Credit Agreement and the Notes, the Credit Agreement and the Notes would be legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms (assuming due authorization, execution and delivery of the Credit Agreement by the other parties thereto).

                 D. Neither the execution, delivery and performance of the Credit Agreement or the Notes nor the consummation of the transactions contemplated thereby will (1) contravene the Certificate of Incorporation or By-laws of the Borrower, (2) violate or conflict with any material judgment, decree or order, or any law, rule, regulation, statute or determination or award, to which the Borrower or any of its Subsidiaries is subject, (3) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower or any of its Subsidiaries or any of their properties and of which I have knowledge (after due inquiry), except if such





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

         conflict, breach or default would not have a Material Adverse Effect or (4) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or its Subsidiaries.

                 E. No authorization or consent, approval, permit or license of, or filing with any governmental, regulatory or public body or authority is required for the due execution, delivery and performance by the Borrower of the Credit Agreement or the Notes or for consummation of the transactions contemplated thereby, other than routine filings after the date hereof with the Securities and Exchange Commission.

                 F. Except as described in the Borrower's Annual Report on Form 10-K for the fiscal year ended January 28, 1996, there is no pending or, to the best of my knowledge, threatened action, suit, claim, dispute or proceeding to which the Borrower or any of its Subsidiaries is a party, or by which the Borrower or any of its Subsidiaries may be bound, before any court, governmental agency or arbitrator that (1) would individually or in the aggregate have a Material Adverse Effect if determined in a manner adverse to the Borrower or such Subsidiary (taking into account the reasonable likelihood of an adverse determination and the availability of contributions from other potentially responsible parties) or (2) purports to affect the Credit Agreement or the Notes or the transactions contemplated hereby or thereby.

                 G. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                 The opinion expressed in the second sentence of Paragraph C above with respect to the enforceability of the Credit Agreement and the Notes is subject to the following qualifications and limitations:

                 (1) The enforceability of the Credit Agreement and the Notes may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 (2) The State of Texas has various laws limiting the amount of interest, fees and other charges that may be imposed by lenders, and I express no opinion as to the effect such laws may have on the enforcement of obligations of the Borrower in respect of interest, fees or other charges under the Credit Agreement or the Notes.

                 (3) The enforceability of Section 9.04(b) of the Credit Agreement may be limited by laws rendering unenforceable (a) indemnification contrary to federal or state securities laws and the public policy underlying such laws and (b) the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances.

                 (4) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                 (5) I express no opinion as to the enforceability of the second sentence of Section 2.13 of the Credit Agreement.

                 (6) I express no opinion as to the enforceability of Section 9.10(a) of the Credit Agreement insofar as such provision relates to the subject matter jurisdiction of a federal court of the United States of America sitting in New York City to adjudicate any controversy related to the Credit Agreement and the Notes.

                 (7) I express no opinion as to the enforceability of Section 9.10(c) insofar as such provision relates to the waiver of the defense of inconvenient forum with respect to proceedings in a federal court of the United States of America sitting in New York City.

                 The foregoing opinions are limited in all respects to the federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware, each as in effect on the date hereof, and no opinion is expressed herein as to any matters governed by the laws of any other jurisdiction. I undertake no obligation or responsibility to update or supplement this opinion letter in response to subsequent changes in the law or future events affecting any of the transactions contemplated by the Credit Agreement.

                 This opinion letter is being delivered pursuant to Section 4.01(a)(iv) of the Credit Agreement, is solely for your benefit in connection with the transactions consummated on the date hereof pursuant to the Credit Agreement and may not be quoted or relied on by, nor may copies be delivered to, any other person, or used for any other purpose, without my prior written consent.



                                                   Very truly yours,



                                                   Thomas H. Welch, Jr.
                                                   General Corporate Counsel

                                                                       EXHIBIT E



            FORM OF OPINION OF SPECIAL NEW YORK COUNSEL TO THE BANKS


                                                                  June ___, 1996


Each of the Banks party
 to the Credit Agreement
 referred to below and

Citibank, N.A.,
  as Administrative Agent
  for said Banks

Ladies and Gentlemen:

                 We have acted as your special New York counsel in connection with the Credit Agreement dated as of June 6, 1996 (the "Credit Agreement") among Dell Computer Corporation (the "Borrower"), the Banks party thereto (the "Banks"), Citibank, N.A., as administrative agent for said Banks (in such capacity, the "Administrative Agent"), Chemical Bank, as Co-Agent, and Citicorp Securities, Inc., as Arranger. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 4.01(a)(v) of the Credit Agreement.

                 In rendering the opinion expressed below, we have examined the Credit Agreement and the Notes.

                 In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Agreement.

                 In rendering the opinions expressed below, we have assumed, with respect to the Credit Agreement and the Notes, that:

           (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Borrower) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

         (ii)    all signatories to such documents have been duly authorized;
                 and

         (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

                 Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that each of the Credit Agreement and the Notes constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement and the Notes is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

                 The foregoing opinion is subject to the following comments and qualifications:

                 (A) The enforceability of Section 9.04(b) of the Credit Agreement may be limited by laws rendering unenforceable (i) indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances.

                 (B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                 (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New York) that limit the interest, fees or other charges such Bank may impose, (ii) the second sentence of Section 2.13 of the Credit Agreement, (iii) Section 9.10(a) of the Credit Agreement, insofar as such section relates to the subject matter jurisdiction of a federal court of the United States of America sitting in New York City to adjudicate any controversy related to the

         Credit Agreement and the Notes, and (v) the waiver of inconvenient forum set forth in Section 9.10(c) of the Credit Agreement with respect to proceedings in a federal court of the United States of America sitting in New York City.

         The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

         This opinion letter is, pursuant to Section 4.01(a)(v) of the Credit Agreement, provided to you by us in our capacity as your special New York counsel and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                        Very truly yours,


WFC/RMG